PURCHASE AND SALE AGREEMENT

               PURCHASE AND SALE AGREEMENT, dated as of May 12, 1997 (this "Agreement"), by and among Quantum Realty Partners, L.P., a Delaware limited partnership ("QRP" or the "Majority Seller") and the parties identified on
Schedule I and Schedule II attached hereto (the "99 Sellers") (QRP and the 99 Sellers shall be referred to collectively as the "Sellers") and RRC ACQUISITIONS, INC. a Florida corporation or its assignee (the "Buyer").


                              PRELIMINARY STATEMENT


               WHEREAS, as of the Closing Date, (i) QRP and the 99 Sellers shall own all of the capital stock in New Tamtrail Corp., a Delaware corporation, which is qualified as a real estate investment trust (the "REIT") and (ii) the REIT shall own the Tamiami Trail Shops shopping center located in Miami, Florida (the "Property" as more fully defined herein); and

               WHEREAS, subject to the terms and conditions hereof, Buyer desires to purchase on the Closing Date, and QRP and the 99 Sellers desire to sell to Buyer on the Closing Date, all of the capital stock of the REIT;

               NOW,    THEREFORE,    in    consideration   of   the   respective
representations, warranties and covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                          PURCHASE AND SALE TRANSACTION

               1.1 Purchase and Sale of Shares. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, and for the consideration specified in Section 1.2 below, QRP and the 99 Sellers shall sell, convey, assign, transfer and deliver ("Sell") to Buyer, and Buyer shall purchase, acquire and accept ("Purchase") from QRP and the 99 Sellers, all of the shares of capital stock of the REIT (collectively, the "Shares").

               1.2    Purchase Price.

               1.2.1 Payment of Purchase Price. Buyer agrees to pay to the Sellers on the Closing Date in consideration of its Purchase of the Shares the sum of Nine Million, Four Hundred Thousand Dollars ($9,400,000.00) (the "Purchase Price"), subject to adjustment as provided in Section 1.3 hereof. The Purchase Price shall be allocated among the Sellers as set forth on Exhibit A attached hereto, subject to adjustment as provided in

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Section 1.3 hereof.  Payment of the Purchase Price shall be in U.S. dollars, and shall be made by wire transfer of immediately available funds to an account or accounts of the Sellers at a bank or banks specified by the Sellers in writing on or prior to the Closing Date.

               1.2.2 Deposit and Application of Deposit. (a) Immediately upon the execution and delivery of this Agreement by all of the parties hereto (the "Effective Date"), the Majority Seller shall deliver to TitleServ-NY, 9 West 57th Street, New York, New York 10019 (the "Escrow Agent") a copy of this Agreement. Within forty-eight (48) hours after the Effective Date, Buyer shall deposit with the Escrow Agent the amount of One Hundred Thousand and No/100 Dollars ($100,000.00) by wire transfer of immediately available federal funds (the "Initial Deposit"). On or before the expiration of the Inspection Period (assuming that Buyer has not elected to terminate this Agreement in accordance with Section 9.1 hereof) Buyer shall deposit an additional sum (the "Additional Deposit") of One Hundred Thousand and No/100 Dollars ($100,000.00), which sum shall augment and become a part of the Initial Deposit (the Initial Deposit and the Additional Deposit, as and when deposited, as and when released to the Majority Seller on behalf of the Sellers, herein called the "Deposit"). As used herein, the term "Deposit" shall mean the Deposit plus any interest accrued thereon while held by the Escrow Agent.

               (b) The Escrow Agent shall deposit the Deposit into an interest-bearing money market account maintained at a national bank acceptable to Buyer located in New York, New York. Such account shall have no penalty for early withdrawal, and Buyer accepts all risks with regard to the account, specifically including the risk of closure of such bank by state and/or federal regulators, and all losses occasioned thereby. If any portion of the Initial Deposit is not deposited with the Escrow Agent or if Buyer fails to deposit the Additional Deposit with the Escrow Agent, in each case, in a timely manner, Buyer shall be deemed to have terminated this Agreement under Section 9.1, and the provisions of Section 9.1 hereof shall apply.

               (c) At the Closing, the Deposit shall be released to the Majority Seller on behalf of the Sellers, and the Deposit shall be credited against the Purchase Price. If the Closing does not occur, the Deposit shall be held and delivered by the Escrow Agent as set forth in Article IX. All interest earned shall be reported to the Internal Revenue Service as income of the party ultimately entitled to the Deposit. Seller and Buyer, as appropriate, shall promptly execute all forms reasonably requested by the Escrow Agent, including, without limitation, Form W-9 and any necessary investment direction letters.


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               1.3  Purchase  Price  Adjustments.  The  Purchase  Price shall be reduced by Buyer's reasonable transaction costs up to the amount of Twenty Thousand Dollars ($20,000.00) and shall be further adjusted (a) in accordance with this Section 1.3, (b) taking into account Section 11.9, (c) by the results of the apportionments in Section 11.13 and (d) taking into account Section
11.14. The following shall be apportioned between the Sellers and Buyer as of Eleven Fifty-Nine o'clock P.M. (11:59 P.M.) on the day immediately preceding the Closing Date (the "Adjustment Date"):

          1.3.1 Real estate taxes, sewer rents and taxes, water rates and charges other than those pursuant to clause 1.3.2 below, vault charges and taxes, and any other governmental taxes and charges levied or assessed against the Property (collectively, the "Property Taxes"), on the basis of the respective periods for which each is assessed or imposed, shall be apportioned in accordance with Section 1.3.7 hereof;

          1.3.2 If there are water meters on the Property, the unfixed water rates and charges and sewer rents and taxes covered by meters, if any, shall be apportioned (i) on the basis of an actual reading done on or immediately prior to the Adjustment Date, or (ii) if such reading has not been made, on the basis of the last available reading. If the apportionment is not based on an actual current reading, then upon the taking of a subsequent actual reading, such apportionment shall be readjusted and the Majority Seller or Buyer, as the case may be, shall promptly deliver to the other the amount determined to be due upon such readjustment;

          1.3.3 Charges for electricity, steam, gas and any other utilities (collectively, "Utilities") made by the utility companies servicing the Property shall be apportioned in accordance with Section 1.3.8 hereof, and transferable utility deposits, if any, shall be credited in favor of the Sellers and shall increase the Purchase Price accordingly. All amounts refundable under unassigned or unassignable utility agreements shall remain the property of the Sellers;

          1.3.4 Fuel, if any, shall be apportioned as estimated by the supplier of fuel to the Partnership as of the Effective Date and the REIT's supplier as of the Closing Date, at current cost, together with any sales taxes payable in connection therewith, if any. A letter from the Partnership's (or the REIT's, as the case may be) fuel supplier shall be conclusive evidence as to the quantity of fuel on hand and the current cost therefor;


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          1.3.5       Service contracts shall be apportioned to the
        Adjustment Date;

        1.3.6 All rents and other charges and concessions and license fees (collectively, "Rents") received under the Leases received for the month in which the Closing occurs shall be prorated between the Buyer and the Sellers and all other Rents shall be adjusted in accordance with the provisions of Section 11.13 hereof;

        1.3.7 Property Taxes shall be apportioned on the basis of the fiscal period for which assessed. If the Closing Date shall occur either before an assessment is made or a tax rate is fixed for the tax period in which the Closing Date occurs, the apportionment of such Property Taxes based thereon shall be made at the Closing Date by applying the tax rate for the preceding year to the latest assessed valuation, but, after the assessment and/or tax rate for the current year are fixed, the apportionment thereof shall be recalculated and the Majority Seller or Buyer, as the case may be, shall make an appropriate payment to the other based on such recalculation and such payment shall be treated as a Purchase Price adjustment. Buyer shall provide to the Majority Seller written evidence of such assessment and/or tax rate for the current year within ten (10) days of Buyer's receipt of same. The apportionment thereof shall be recalculated and the Majority Seller or Buyer, as the case may be, shall promptly make an appropriate payment to the other based on such recalculation within said ten (10) day period, in no event, however, shall such recalculation and payment be made later than December 31, 1997;

               1.3.8 Utilities shall be apportioned (i) on the basis of actual current readings, or (ii) if such readings have not been made, on the basis of the most recent bills that are available. If any apportionment is not based on an actual current reading, then Buyer shall within thirty (30) days from Closing have an actual reading done and deliver the written results of same to the Majority Seller. Upon the receipt of such subsequent actual reading by the Majority Seller, the apportionment shall be readjusted and the Majority Seller or Buyer, as the case may be, shall promptly deliver to the other the amount determined to be due upon such readjustment; and

               1.3.9 Costs associated with Tax protests shall be apportioned over the applicable Tax period being challenged.

The provisions of this Section 1.3 shall survive the Closing Date, provided that notice of any claim for adjustment hereunder must be provided to the other party prior to the later to occur of (x) ninety (90) days after Buyer delivers to the Majority

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Seller a detailed adjustment  reconciliation  (taking into account Rents, Tenant
Receivables and all other  apportioned items as provided in this Section 1.3 and
Section 11.13) reasonably acceptable to the Majority Seller and (y) the six (6) month anniversary of the Closing Date. All amounts which are the subject of the reconciliation shall be offset against amounts owed to either the Sellers or Buyer to result in a net number to either the Majority Seller or Buyer.

               1.4 Closing. (a) The Closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Stewart Title Insurance Company in Jacksonville, Florida, or at another place, mutually agreed upon by the parties hereto, at a time mutually agreed upon no later than thirty
(30) days  following  the  expiration  of the  Inspection  Period (the  "Closing
Date").

               (b) At the Closing, the following certificates, documents, instruments and agreements (the "Closing Documents") shall be executed and/or delivered, subject to the terms of this Agreement, by the parties as set forth below:

               (i) Contribution Agreement. The "Contribution Agreement" by and between the REIT and QRP with regard to QRP's contribution of its 1 percent (1%) limited partnership interest in the Partnership in exchange for REIT Shares shall have been executed and delivered by the parties thereto.

               (ii) Shares and Stock Powers. Each Seller shall effect the Sale of the Shares owned by such Seller by delivering to Buyer such documents of transfer as are reasonably necessary to effect the transfer of such Shares to the Buyer, including, duly executed stock powers, and, with regard to certificated Shares, the certificates evidencing the Shares.

               (iii)  Purchase Price.  Buyer shall deliver the
Purchase Price to the Sellers, subject to adjustment as set forth in Sections 1.3 and subject to the release of the Deposit as set forth in Section 1.2.2.

               (iv) Consents. The consents of any Persons whose consent is required for the consummation of the transactions contemplated hereby shall be delivered by the Majority Seller or Buyer, as the case may be, in form and substance reasonably satisfactory to the other party, except as set forth herein.

     (v) Certain Deliveries by the Majority Seller. The Majority Seller shall deliver to Buyer copies of the REIT's charter documents, currently certified by the Secretary of State of the State of Delaware and a certificate of the Secretary of the REIT, certifying that attached thereto is a true and correct copy of the REIT's bylaws. The Majority Seller shall also
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deliver   to  Buyer  all  files,   documents,   records,   reports,   plans  and
specifications, certificates of occupancy, title policies, surveys, warranties, and agreements which have not previously been delivered to Buyer that are at the time of the Closing in the possession of the Majority Seller relating to the REIT and/or the Property.

               (vi) Deliveries QRP With Regard to Due Authorization. QRP shall deliver to Buyer a current certificate of the Secretary of such Seller or similar appropriate document certifying as to (x) the due and authorized execution, delivery and performance of this Agreement and each other document, instrument or agreement executed by QRP in connection with this Agreement and
(y) the incumbency of those officers or other representatives of QRP executing any documents or instruments in connection with the transactions contemplated herein.

               (vii) Conditions to Assignment of Purchase Agreement; Deliveries by Buyer With Regard to Due Authorization. Buyer shall deliver to the Majority Seller, on behalf of the other Sellers, an "Assignment of Purchase Agreement" executed and delivered by Buyer and Buyer's assignee ("Buyer's Assignee"), pursuant to which Buyer shall assign all of its rights and obligations under this Agreement and any documents or instruments in connection with the transactions contemplated herein, and Buyer's Assignee shall assume all such rights and responsibilities, which Assignment of Purchase Agreement shall be in form and substance satisfactory to the Majority Seller. By the end of the Inspection Period, Buyer shall either (A) provide the Majority Seller and Majority Seller's tax counsel with a certificate executed by the general partner of Buyer's Assignee substantially in the form attached hereto as Exhibit E which certificate shall be reasonably acceptable to the Majority Seller or (B) assist the Majority Seller's tax counsel in making its own determination regarding whether the acquisition by Buyer's Assignee of the Shares of the REIT will cause the REIT to be considered "closely held" for purposes of Section 856(a) (6) of the Code. The Majority Seller's tax counsel, in its sole discretion, shall determine whether Buyer has complied with clause (B) above. In the event that Buyer does not comply with clause (A) of this Section 1.4(vii) to the reasonable satisfaction of the Majority Sellers tax counsel, or clause (B) of this Section in the Majority Seller's tax counsel's sole discretion (acting on good faith) then either Buyer or the Majority Seller may elect to terminate this Agreement and the Deposit shall be returned to Buyer in accordance with Section 9.7. Buyer shall deliver to the Majority Seller a certificate of its Secretary certifying as to (x) the resolutions of its board of directors and the board of directors of the general partner of Buyer's Assignee authorizing the execution, delivery and performance of this Agreement, the Assignment of Purchase Agreement and each other document, instrument or agreement

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executed by Buyer in connection  with this  Agreement and (y) the  incumbency of those officers of Buyer and Buyer's Assignee executing any documents or instruments in connection with the transactions contemplated herein and (z) Buyer's Assignees's authority to take title to the shares. An assignment of Buyer's rights and obligations under this Agreement shall not be deemed valid and effective unless Buyer shall have performed all actions and delivered all documents required under this Section 1.4(vii).

               (viii) Resignations of REIT directors and officers. The Majority Seller shall deliver to Buyer written resignations of all of the directors, officers, employees, agents and, to the extent possible, contractors, of the REIT.

               (ix) Special Warranty Deed. The Majority Seller shall cause the REIT to cause the Partnership to deliver a Special Warranty Deed of the Property to the REIT simultaneous with the contribution of QRP's interest in the Partnership to the REIT.

               (x) Other Documents and Instruments. Buyer and the Majority Seller shall each deliver such other certificates, documents, instruments and agreements as either Buyer or Majority Seller, as the case may be, shall deem reasonably necessary in order to effectuate the transactions contemplated herein in form and substance reasonably satisfactory to the party requesting the same.


                                   ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF EACH OF THE SELLERS

               Each Seller hereby represents and warrants to Buyer as of the Effective Date, and also as of the Closing Date as referenced herein, as follows:

               2.1 Ownership of Shares; Title. Upon execution and delivery of the Contribution Agreement, such Seller will be the owner of record and beneficially of the Shares identified as owned by such Seller on Schedule 2.1 hereto. Except as set forth on Schedule 2.1, on the Effective Date and the Closing Date, there are no voting trusts, shareholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of the Shares to which such Seller is a party or bound. Except for this Agreement, on the Closing Date there will be no outstanding warrants, options, rights or agreements of any kind to acquire from such Seller any Shares owned by such Seller.

               2.2 Authority. Such Seller has all requisite authority and power to execute and deliver this Agreement, to

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Sell its Shares in  accordance  with the terms and subject to the  conditions of this Agreement,  and to consummate the  transactions  contemplated  hereby.  The
execution  and  delivery  of  this  Agreement  and  the   consummation   of  the
transactions contemplated hereby have been duly and validly authorized by all requisite corporate or partnership action and no other proceedings on the part of such Seller are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Seller or on behalf of such Seller by such Seller's authorized attorney-in-fact and, assuming this Agreement has been duly authorized, executed and delivered by the other parties hereto, constitutes a valid and binding agreement of such Seller, enforceable against such Seller in accordance with its terms.

               2.3 Consents and Approvals; No Violations. No filing with, and no permit, authorization, consent or approval of, any Governmental Authority or any other party is required to be obtained by such Seller for the consummation of the transactions contemplated by this Agreement, except for the acknowledgement of Lender, the receipt of which by the Partnership and the REIT shall be a condition precedent to the Closing, as set forth in Article VII hereof, subject, however, to the Majority Seller's obligations under Section 5.8 hereof, and Buyer's reimbursement rights under Section 9.3 hereof. Assuming the receipt of such acknowledgement as aforesaid, except as set forth on Schedule 2.3, neither the execution and delivery of this Agreement by such Seller nor the consummation by such Seller of the transactions contemplated hereby nor compliance by such Seller with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the organizational documents of such Seller; (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any indenture, license, contract, agreement or other instrument or obligation to which such Seller is a party or by which such Seller or any of its properties or assets may be bound; or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Seller, or any of such Seller's properties or assets.

               2.4 Disclaimer of Warranties. EXCEPT AS EXPRESSLY SET FORTH IN ARTICLE II AND ARTICLE III OF THIS AGREEMENT AND IN THE
CLOSING DOCUMENTS, SUCH SELLER MAKES NO REPRESENTATIONS AND
WARRANTIES, WHETHER EXPRESS OR IMPLIED.

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                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF THE MAJORITY SELLER

               The Majority Seller represents and warrants to Buyer as of the Effective Date, and also as of the Closing Date as referenced herein, as follows:

               3.1 Organization; Etc. (a) As of the Effective Date, the Partnership is a single-purpose limited partnership duly organized, validly existing and in good standing under the laws of the state of Delaware and has all requisite power and authority to carry on the business conducted by it as now conducted, and the REIT is a corporation, duly organized, validly existing and in good standing under the laws of the state of Delaware and has all requisite power and authority to carry on the business conducted by it as now conducted, and upon consummation of the transactions contemplated herein, the REIT will have all requisite power and authority to own, lease and operate the Property.

               (b) As of the Effective Date, each of the Partnership and the REIT are duly qualified or licensed and in good standing to do business as a foreign limited partnership or foreign corporation in each jurisdiction in which such qualification is required, and as of the Closing Date the REIT will continue to be so duly qualified or licensed, and there are no other jurisdictions in which the Partnership's or the REIT's ownership of property or conduct of business requires such qualification.

               (c) QRP is duly organized, validly existing and in good standing under the laws of the State of Delaware.

               3.2  Ownership of the Shares and the  Partnership;  the Property.
(a) As of the Closing Date, all of the Shares will comprise one hundred percent (100%) of the outstanding capital stock of the REIT and will be owned by the Sellers free and clear of any Lien, restriction or claim of every kind and nature whatsoever. The consummation of the Sale of the Shares will convey to Buyer good and marketable title to all Shares free and clear of all Liens. Except as set forth on Schedule 3.2, on the Effective Date, the REIT and QRP have good and marketable title to all of the partnership interests in the Partnership, free and clear of any Liens, restrictions and claims of every kind and nature whatsoever. There are no rights, options, convertible or exchangeable instruments or interests or commitments, agreements, arrangements or undertakings of any kind to which the Partnership is a party or by which the Partnership is bound obligating the Partnership to issue, deliver, sell or create, or cause to be issued, delivered, sold or created, additional equity interests in the Partnership or obligating the Partnership to issue, grant,

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extend  or enter  into any  such  right,  option,  convertible  or  exchangeable instrument or interest or commitment,  agreement,  arrangement  or  undertaking.
There  are  no  outstanding   contractual  obligations  of  the  Partnership  to
repurchase, redeem or otherwise acquire any equity interests in the Partnership.

               (b) As of the Closing Date, the total authorized capital stock of the REIT is comprised of 4,000 shares of Class A Common Stock and 1,000 shares of Class B Common Stock of which there are 2020.20729 Class A Shares and 99 Class B shares issued and outstanding. There are no other authorized or outstanding classes of stock or debt which may be converted into the capital stock of the REIT.

               (c) To the extent required by law, the Property has a valid certificate of occupancy for all Improvements therein.

               (d) To the Best of Knowledge of the Majority Seller, none of the Sellers, the Partnership or the REIT has received written notice that there is any violation of a condition or agreement contained in any easement, restrictive covenant or any similar instrument or agreement affecting the Property or any portion thereof.

               (e) The Sellers have not retained anyone to file notices of protest against, or to commence actions to review, real property tax assessments against the Property, and are not aware that any such action has been taken by or on behalf of any other party.

               3.3 Affiliate Transactions. Any arrangements, contracts, understandings, agreements or transactions (whether written or oral) in existence between the Partnership or the REIT, on the one hand, and the Sellers or any of their respective Affiliates, on the other hand (each, an "Affiliate Transaction," and, together, the "Affiliate Transactions") shall terminate upon or prior to the Closing.

               3.4 Title to Assets. (a) The assets of the Partnership, and, upon the consummation of the transactions contemplated hereby, the assets of the REIT will, consist solely of the Partnership's or the REIT's (as the case may be) respective right, title and interest in and to the following (collectively, the "Assets") and no other assets:

               (A) the Property described in Exhibit B (and the rights appurtenant to the Property);

               (B) other than tenant owned or leased (other than from Seller) fixtures and equipment, all Improvements and Fixtures;


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               (C)    all personal property located on or used in
        connection with the Property;

               (D)    all Licenses;

               (E)    all Leases;

               (F) all service contracts and agreements (including, without limitation, the Material Contracts).

Except for cash required to liquidate accounts payable which are not otherwise pro rated in accordance with Section 1.3 above, all cash in bank accounts or on hand owned by the Partnership or the REIT shall be distributed to the Sellers immediately prior to the Closing and shall not be deemed "Assets." In addition, all insurance refunds, utility deposits and all other prepaid items which are capable of being refunded on cancellation of a contract shall not be deemed "Assets" and shall be distributed to the Sellers immediately prior to the Closing.

               (b) The Partnership and the REIT have not transferred or agreed to transfer any development, mineral excavation or air rights pertaining to the Property, nor do the Sellers have any knowledge of such transfer or agreement to transfer by any former owner of the Property.

               3.5    Tax Matters.  Except as set forth on Schedule 3.5:

               (a) The Partnership and the REIT have each complied with all Laws relating to the payment and withholding of Taxes and have, within the time and the manner prescribed by law, withheld and paid over to the proper Governmental Authorities all amounts required to be so withheld and paid over under applicable Laws (including any recordation, transfer, stamp or other tax on the Transfer of the Property from the Partnership to the REIT). The Partnership and the REIT have filed all federal, state, local and other Tax Returns and reports with the appropriate Governmental Authorities required to be filed by them. There are no unpaid Taxes arising from the operation of the REIT's or the Partnership's business during any period prior to the Closing Date for which the REIT or the Partnership will become liable or which will become a lien against the Property following the Closing.

               (b) As of the date hereof, the Partnership is classified as a partnership under United States federal income tax law. The REIT is, and as of the Closing Date will be, classified as a real estate investment trust under United States federal income tax law.

               (c) The Tax Returns of the Partnership and the REIT have not been audited by the Internal Revenue Service, or by the

                                            -11-
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Tax authorities of any state, county,  local or other jurisdiction.  Neither the
Partnership nor the REIT has received from the Internal Revenue Service or from the Tax authorities of any state, county, local or other jurisdiction (i) any notice of underpayment of Taxes or other deficiency which has not been paid,
(ii) any objection to any Tax Return or report filed by the Partnership or the REIT, nor (iii) any notice of audit with respect to any Tax. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Tax Return or report filed by either the Partnership or the REIT.

               (d) None of the Sellers are nonresident alien individuals or foreign corporations for purposes of Sections 897 or 1445 of the Code.

               (e) The REIT has had, and as of the Closing Date will have, at least 100 beneficial owners (within the meaning of Section 856(a)(5) of the Code) during each day of its taxable year that began before the Closing Date.

               (f) The REIT has not made any elections under Notice 88-19, 1988-1 C.B. 486.

               (g)    The REIT is not the result of a merger,
consolidation or reorganization with any other entity.

               (h) As of the Closing Date, the earnings and profits of the REIT will be an amount at least equal to the amount of the REIT's real estate investment trust taxable income (as defined in Section 857 (b)(2) of the Code), but neither the earnings and profits of the REIT, nor the REIT's real estate investment trust taxable income for the portion of the taxable year of the REIT that began before the Closing and ending as of the Closing, will exceed $150,000.

               (i) The REIT has qualified as a real estate investment trust in accordance with Sections 856 through 860 of the Code for all taxable years that the REIT has been in existence.

               3.6 Material Contracts. (a) Schedule 3.6(a) , which shall be updated to the Closing Date to the extent necessary, sets forth a list of all Material Contracts to which the Partnership or the REIT is a party as of the Effective Date, and as updated as of the Closing Date, in each case, as the case may be.

               (b) The Majority Seller has made available to Buyer copies of all Material Contracts in existence as of the Effective Date and shall make available to Buyer any Material Contracts entered into after the Effective Date prior to the Closing Date. Except as set forth on Schedule 3.6(b), all of the Material

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Contracts are valid,  binding and enforceable  obligations of the Partnership or the REIT, as applicable, and the Partnership and the REIT are not, and to the Best of Knowledge of the Majority Seller, the other party thereto is not, in breach of or default under any such Material Contract.

               (c) Except as set forth on Schedule 3.6(c), all Material Contracts are terminable upon thirty (30) days' notice without payment of a material penalty.

               3.7 Litigation. Except as set forth on Schedule 3.7, which shall be updated to the Closing Date to the extent necessary, to the Best of Majority Seller's Knowledge, there are no legal actions, suits, claims, administrative, arbitration or other proceedings or governmental investigations (collectively, "Actions") pending or threatened against any of the Partnership, the REIT or the Sellers with respect to the Property or its ownership of the REIT (or any officer, director or agent thereof in their capacity as such) or the Property, at law or in equity, or before any Governmental Authority.

               3.8 Employee Benefit Plans; ERISA. (a) Neither the Partnership nor the REIT maintains, sponsors, participates in or contributes to any Plan (within the meaning given in ERISA ss. 3(3)). Neither the Partnership nor the REIT is a party to, and none of their employees are subject to, any collective bargaining agreements.

               (b) Except as set forth in Schedule 3.8, which shall be updated to the Closing Date to the extent necessary, neither the Partnership nor the REIT has any employment or consulting agreements or understandings (whether written or oral) with any Person.

               (c) Except as set forth in Schedule 3.8, there are no outstanding loans or advances to any employees or Affiliates of the Partnership or the REIT.

               3.9 Labor Relations; Employees. (a) There is no labor strike, slowdown, lockout, work stoppage, arbitration, lawsuit or administrative proceeding relating to labor or employment matters, or other labor dispute pending, threatened against the Partnership, the REIT or the Property (collectively, "Labor Disputes"); (b) there is no unfair labor practice charge or other proceeding involving the Partnership or the REIT pending or threatened before the National Labor Relations Board or any similar state or foreign agency; (c) there are no current union organizing activities among employees of the Partnership or the REIT and no union claims to represent them; (d) there are no written personnel policies, rules or procedures applicable to employees of the Partnership or the REIT; and (e) the Partnership and the REIT are in compliance with all applicable Laws relating

                                            -13-
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



to the employment of labor, including all such Laws relating to wages and hours, labor relations, civil rights, safety and health, workers' compensation. Except as set forth on Schedule 3.9, which shall be updated to the Closing Date to the extent necessary, there are no employees of the Partnership or the REIT.

               3.10 Environmental Compliance. Except as set forth in Schedule 3.10, which shall be updated to the Closing Date to the extent necessary, there is no work currently being performed at the Property in order to bring the Property into compliance with Environmental Laws. To the best of the Majority Seller's Knowledge, the Property is in compliance with all Environmental Laws.

               3.11 Insurance. (a) Schedule 3.11, which shall be updated to the Closing Date, to the extent necessary, sets forth a true and complete list of each insurance policy issued to or for the benefit of the Partnership or the REIT (the "Insurance Policies") that is maintained by the Partnership or the REIT as of the Effective Date or the Closing Date, as the case may be, or was maintained by the Partnership at any time during the last two years preceding the date of this Agreement.

               (b) No party to any insurance policy has repudiated, or given written notice to the REIT or the Partnership, as applicable, of an intent to repudiate, any provision thereof.

               3.12 Notice of Assessments, Reassessments. To the Best of the Majority Seller's Knowledge, as of the Effective Date and the Closing Date, neither the REIT nor the Partnership has or shall have received written notice of any special assessments or reassessments affecting the Property except for such notices that the Majority Seller shall have forwarded to Buyer.

               3.13 Brokers and Finders. Except for the Broker, none of the Sellers, the REIT or the Partnership have employed or retained any broker or finder, nor incurred any liability for any investment banking fees, brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement, and except as set forth on Schedule 3.13, no brokerage, leasing or other commissions or other compensation or other fees are payable (or may become payable) in connection with the Leases.

               3.14 Organizational Documents. Schedule 3.14 identifies each document pursuant to which each of the Partnership and the REIT is organized and governed, including all certificates of limited partnership and agreements of limited partnership and all amendments thereto and all other agreements among any record or beneficial owners of interests in such entities (collectively, the "Organizational Documents"). As of the Effective Date, the Organizational Documents are in full

                                            -14-
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



force and effect, and as of the Closing Date, the Organizational Documents of the REIT shall continue to be in full force and effect, and true and complete copies of all the Organizational Documents have been made available by the Majority Seller to the Buyer. As of the Effective Date, neither the Partnership nor the REIT, nor any partner of the Partnership is in default of any of its obligations under the Organizational Documents, and no event has occurred or is continuing, and no condition exists, which, with the passage of time or the giving of notice or both, would constitute a default by any such entity.

               3.15 Licenses. All Licenses affecting the Property or the Partnership are listed in Schedule 3.15, which shall be updated to the Closing Date to the extent necessary. True and correct copies of all Licenses as of the Effective Date have been made available by the Majority Seller to the Buyer, and any Licenses affecting the Property that are issued after the Effective Date prior to the Closing Date shall be made available by the Majority Seller to Buyer. Such Licenses are in full force and effect, the Partnership has taken no action that would (or failed to take any action the omission of which would) result in the revocation of such Licenses and none of the Majority Seller, the Partnership or the REIT has received any written notice of violation from any Governmental Authority or notice of an intention by any such Governmental Authority to revoke any certificate of occupancy or other License issued by it in connection with the use and operation of any Property, that in each case has not been cured or otherwise resolved to the satisfaction of such Governmental Authority.

               3.16 Indebtedness. Schedule 3.16, which shall be updated to the Closing Date to the extent necessary, sets forth an accurate description of each line of credit, loan agreement or other financing arrangement of the Partnership and the REIT, whether with banks, financial institutions or other Persons. Except as set forth on Schedule 3.16, as of the Effective Date, neither the Partnership nor the REIT has (i) any Indebtedness outstanding or (ii) given any guaranty, indemnity, comfort letter or other assurance of payment or security of any nature for, or otherwise agreed to or may become directly or contingently liable for, any obligation of any other Person. As of the Closing Date, the REIT shall not have (i) any Indebtedness outstanding or (ii) given any guaranty, indemnity, comfort letter or other assurance of payment or security of any nature for, or otherwise agreed to or may become directly or contingently liable for, any obligation of any other Person, except as set forth on Schedule 3.16, with respect to which Indebtedness, the covenant set forth in Section 5.8 shall apply.

               3.17 Absence of Inducement. In entering into this Agreement, the Sellers have not been induced by, or relied upon, any representations, warranties or statements by Buyer not set

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



forth in this Agreement or any Closing Document, whether or not such representations, warranties or statements have actually been made, in writing or orally, and the Sellers acknowledge that, in entering into this Agreement, Buyer has been induced by and relied upon the representations and warranties of the Sellers herein and therein set forth.

               3.18 No Unpaid Bills. To the Best of the Majority Seller's Knowledge, there are no unpaid bills for labor, services or work performed or rendered upon the Property, or for materials or supplies furnished or delivered to the Property, which could result in the filing of mechanics or materialman or laborers liens upon the Property except for labor, services or work contracted, performed or rendered in the ordinary course of business.

               3.19 No Notice of Condemnation. The Majority Seller has received no notice of any pending or threatened condemnation, taking or similar proceeding affecting the Property or any portion thereof, or any pending public improvements in or about any portion of the Property which could result in a special assessment or any reassessments against or affecting any of the Property.

               3.20 Leases and Tenants. The copies of the Leases, the Property's tenants and dates of Leases and amendments thereto, delivered or made available to Buyer are true, accurate and complete in all material respects and there are no other agreements with the tenants which have not been delivered to Buyer.


                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

                      Buyer hereby represents and warrants to the Sellers as follows:

               4.1 Organization; Etc. Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Florida.

               4.2 Authority. Buyer has all requisite authority and power to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite partnership action on the part of Buyer and no other proceedings on the part of Buyer are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered

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



by Buyer and, assuming this Agreement has been duly authorized, executed and delivered by the Sellers, constitutes a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms.

               4.3 Consents and Approvals; No Violations. No filing with, and no permit, authorization, consent or approval of any public body or governmental authority is necessary for the consummation of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by Buyer nor the consummation by Buyer of the transactions contemplated hereby nor compliance by Buyer with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the organizational documents of Buyer;
(ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any indenture, license, contract, agreement or other instrument or obligation to which Buyer is a party or by which Buyer or any of its properties or assets may be bound; or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer, or any of Buyer's properties or assets.

               4.4 Brokers and Finders. Buyer has not employed or retained any investment banker, broker or finder or incurred any liability for any investment banking fees, brokerage fees, commissions or finders, fees in connection with the transactions contemplated by this Agreement.

               4.5 Investment Intent. Buyer acknowledges that the Shares have been offered and will be sold to Buyer pursuant to an exemption from registration under the Securities Act and all applicable state securities laws. Buyer is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act and is Purchasing the Shares for investment purposes and has no present intent to distribute, resell, pledge or otherwise dispose of any of such Shares, except as contemplated herein with respect to Buyer's Assignee. Buyer has had the opportunity to review such documents and to ask such questions of Majority Seller on behalf of itself and the other Sellers, as Buyer has deemed pertinent to its decision to invest in the Shares. Buyer is fully capable of assessing the risks associated with ownership of the Shares.

               4.6 Litigation. There is no litigation, arbitration, claim, governmental or other proceeding or investigation pending or, to the actual knowledge Buyer, threatened, by or against or affecting or relating to Buyer, which, if adversely determined, would (a) restrain or enjoin the consummation of the transactions contemplated by this Agreement, (b) declare unlawful the

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



transactions or events contemplated by this Agreement, or
(c) cause any of such transactions to be rescinded.

               4.7 Absence of Inducement. In entering into this Agreement, Buyer has not been induced by, or relied upon, any representations, warranties or statements by the Sellers not set forth in this Agreement or any Closing Document, whether or not such representations, warranties or statements have actually been made, in writing or orally, and Buyer acknowledges that, in entering into this Agreement, the Sellers have been induced by and relied upon the representations and warranties of Buyer herein and therein set forth.

               4.8 Buyer's Assignee. Buyer's Assignee is a duly organized, validly existing and in good standing under the laws of the State of Delaware and is an affiliate of Buyer. Buyer's Assignee has all requisite authority and power to be assigned of all of Buyer's rights and obligations under this Agreement and to perform all of Buyer's obligations hereunder. The assignment of this Agreement to Buyer's Assignee will be duly and validly authorized by all requisite action on the part of Buyer's Assignee, and no other proceedings on the part of Buyer's Assignee are necessary to authorize the assignment of this Agreement to Buyer's Assignee or for Buyer's Assignee to perform Buyer's obligations hereunder. The documents pursuant to which this Agreement will be assigned to Buyer's Assignee will be duly and validly executed and delivered by Buyer and Buyer's Assignee and will be valid, binding and enforceable against Buyer and Buyer's Assignee. Such assignment will not conflict with or result in any breach of any provision of any agreement, instrument, organizational document of, or order applicable to, Buyer's Assignee. Buyer's Assignee is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act and is acquiring the Shares for investment purposes and has no present intent to distribute, resell, pledge or otherwise dispose of any of such Shares. Buyer has afforded Buyer's Assignee access to all documents and information requested by such Assignee with respect to its decision to invest in the Shares.


                                    ARTICLE V

                   COVENANTS OF THE MAJORITY SELLER ON BEHALF OF THE SELLERS

        The Majority Seller on behalf of the Sellers covenants and agrees with Buyer as follows:

               5.1 Reasonable Efforts. Subject to the terms and conditions of this Agreement, the Majority Seller on behalf of the Sellers shall use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to

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



be done, all things necessary, proper or advisable under applicable laws and regulations, to cause the conditions to Buyer's obligation to Close specified in
Article VII to be satisfied and otherwise to consummate and make effective the transactions contemplated by this Agreement and will use commercially reasonable efforts not to cause the Sellers' representations and warranties contained herein to be untrue, in any material respects, at the Closing.

               5.2 Conduct of Business Pending Closing. During the period from the Effective Date through and until the Closing (the "Interim Period"), except as otherwise contemplated by this Agreement or agreed to in writing by Buyer:

               (a) The Property shall be owned by the Partnership and operated and maintained in the Ordinary Course of Business, subject to reasonable wear and tear, casualty and taking by eminent domain, including, without limitation, the performance of ongoing and routine maintenance of the Property and such other work deemed necessary by QRP to cure a misrepresentation by the Sellers under this Agreement (provided that the cost of any such cure shall be solely for the account of and at the expense of Majority Seller on behalf of the Sellers). In addition, the Majority Seller shall keep Buyer informed of Property operations, issues and performance and will consult with Buyer to the extent reasonably practical with regard to any material Property ownership and management issues. Notwithstanding anything contained herein to the contrary, the Majority Seller on behalf of the Sellers or the Partnership, reserves the right, but is not obligated, to institute summary proceedings against any tenant or terminate any Lease as a result of a material default by the tenant thereunder prior to the Closing Date. The Majority Seller on behalf of the Sellers makes no representations and assumes no responsibility with respect to the continued occupancy of the Property or any part thereof by any tenant. Further, Buyer agrees that it shall not be grounds for Buyer's refusal to Close the transactions contemplated by this Agreement that any tenant is a holdover tenant or in default under its Lease on the Closing Date and Buyer shall Close hereunder subject to such holding over or default without credit against, or reduction of, the Purchase Price. After the Additional Deposit has been deposited, except in the Ordinary Course of Business, no Lease shall be amended or modified, and no new Lease shall be entered into during the Interim Period without Buyer's consent, which consent shall not be unreasonably withheld, conditioned or delayed, it being understood that Buyer's failure to object to an amendment, modification or new Lease outside of the Ordinary Course of Business within three Business Days after the date of the Majority Seller's notification to the Buyer thereof shall be deemed Buyer's consent thereto.

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               (b) The Majority Seller shall not modify, extend, renew or cancel in writing or cause the Partnership or the REIT to modify, extend, renew or cancel in writing (in either case, except as a result of a default by the other party thereunder) any Material Contracts, or enter into any new Material Contract without Buyer's prior written consent in each instance, which consent shall not be unreasonably withheld or delayed, and if withheld, Buyer shall promptly give the Majority Seller a notice stating the reasons therefor; provided, however, that Buyer's consent shall not be required to permit the aforestated actions if such Material Contract (a) may be terminated without cause at any time on not more than thirty (30) days' prior notice by the Partnership, the REIT or their respective successors, without the payment of a penalty in excess of one months' fee thereunder and (d) is for a per annum sum of Five Thousand Dollars ($5,000.00) or less.

               (c) The Majority Seller shall use reasonable efforts to keep the Licenses in force and effect and to obtain any other licenses, permits, certificates, authorizations or approvals necessary for the ownership and operation of the Property.

               (d) The Majority Seller shall keep in force the Insurance Policies or policies providing similar coverage, and shall indemnify Buyer for any losses, claims, damages or expenses resulting from any cancellation of or other lapse in the effectiveness of such coverage caused by the Majority Seller.

               (e) The Majority Seller on behalf of the Sellers shall not permit the imposition or creation of any Lien with respect to any interest in the REIT, the Partnership or the Property, except for such Lien as shall be satisfied or otherwise released at Closing and except as set forth on Schedule 5.2 ("Permitted Liens").

               (f) Neither the REIT nor the Partnership shall make any loans to, or enter into any transaction with, any of its directors, officers, partners or employees, as the case may be, giving rise to any claim or right on its part against any such person or on the part of any such person against it.

               (g) Neither the REIT nor the Partnership shall make any investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans and acquisitions).

               (h) Other than in the Ordinary Course of Business, neither the REIT nor the Partnership shall cancel, compromise, waive or release any material right or claim against any other Person other than as required pursuant to existing agreements.

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



               (i) Neither the REIT nor the Partnership shall enter into any employment contract or collective bargaining agreement, written or oral, or shall modify the terms of any such existing contract or agreement.

               (j) Neither the REIT nor the Partnership shall create, incur or assume any Indebtedness, other than trade payables incurred in the Ordinary Course of Business, provided that the Majority Seller shall inform Buyer of any such Indebtedness incurred in excess of Five Thousand and 00/100 Dollars ($5,000.00).

               (k) All applicable Partnership, REIT and Property records and books of account shall be maintained in accordance with past practices and in a manner that fairly reflects the income, expenses, assets and liabilities of the REIT, the Partnership and the Property in accordance with GAAP.

               (l) The REIT  shall  comply  with  the  provisions  set  forth in
Sections 856 of the Code in order to maintain its status as a real estate investment trust, including, without limitation, maintaining at least 100 beneficial owners.

               5.3 Inspection Period. (a) The parties acknowledge and agree that subject to the provisions of this Section, the Majority Seller shall cause the Partnership to permit Buyer and its authorized agents and representatives the right to enter upon the Property at all reasonable times during normal business hours to inspect the Property and conduct reasonably necessary tests until 11:59 P.M. on the thirtieth (30th) day following the Effective Date (the period during which Buyer's entry upon the Property for the aforementioned purposes is permitted hereunder shall be referred to herein as the "Inspection Period"). Buyer has the responsibility to notify the Majority Seller, of its intention, or the intention of its agents or representatives, to enter the Property or interview tenants at least twenty-four (24) hours prior to such intended entry or interview. With respect to the conduct of any physical testing or sampling of the Property, Buyer has the responsibility to describe such testing and sampling in its notice and shall have obtained the prior written consent of the Majority Seller thereto, which the Majority Seller shall not have unreasonably withheld or delayed. Buyer shall bear the cost of all inspections and tests. At the option of the Majority Seller, the Sellers or a representative of the Partnership may have the opportunity to be present for any inspection or test.

               (b) Commencing within three (3) days after the Effective Date, and otherwise during the Inspection Period, the Majority Seller shall make available to Buyer those documents and information regarding the Property that are identified on Exhibit C hereto and such other information as Buyer may reasonably

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



request, in each case, to the extent that such documents are in the Majority Seller's possession (the "Documents"); provided, however, that in no event shall Buyer be entitled to receive any documents or information, including appraisals, concerning the valuation of the Property, any internal budgets or projections with respect to the Property, any documents regarding the Partnership's acquisition of the Property or any correspondence with prospective purchasers of the Property. The Majority Seller shall provide Buyer with copies of all items listed on Exhibit C hereto other than item 10 with respect to payment history and correspondence related to the Property and item 18. Buyer shall, at its own cost and expense, have the right to make photocopies of all other Documents made available to Buyer.

               (c) Upon the completion of the audit by KPMG Peat Marwick LLP of the Partnership and the REIT, the Majority Seller shall provide KPMG Peat Marwick LLP with a representation letter substantially in the form attached hereto as Exhibit E.

               (d) Without limiting the generality of subsection (b) above, "Documents" shall include the rent roll with respect to the Property, which documents shall be delivered by the Majority Seller to Buyer promptly after the execution and delivery of this Agreement.

               (e) Buyer acknowledges and agrees that its rights under this Section are conditioned on and subject to the performance by Buyer of its covenants set forth in Section 6.2 hereof.

               5.4 Survey and Title Commitment. (a) Within five (5) days after the Effective Date, the Majority Seller shall provide to Buyer a full-size copy of the most recent survey of the Property in the Majority Seller's possession (the "Survey"). If Buyer desires to obtain an update, revision or recertification of the Survey, it may do so at its sole cost and expense, but in no event will a revised Survey be deemed to be or constitute a condition precedent to Buyer's performance hereunder. Buyer shall be under no obligation to rely upon or utilize the Survey and shall be free to secure another survey from a surveyor of its choice at its sole cost and expense.

               (b) Within fifteen (15) days after the execution and delivery of this Agreement by all of the parties hereto, the Majority Seller shall cause TitleServ-NY, 9 West 57th Street, New York, New York 10019 (the "Title Company") to furnish to Buyer (a) a title commitment ("Commitment"), by the terms of which Stewart Title and Guaranty Co., Chicago Title Insurance Company or First American Title Insurance Company to issue to Buyer at Closing an owner's policy of title insurance ("Title Policy") in the amount of the Purchase Price on the ALTA Owner Policy of Title Insurance, insuring Buyer's fee simple title to the

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



Property to be good and marketable, subject to the terms of such policy and the exceptions described therein and (b) a photocopy of all documents ("Title Documents") describing all title exceptions shown on the Commitment.

               (c) For a period of ten (10) days after receipt by Buyer of each of the Survey and the Commitment and Title Documents (the "Title Objection Period"), Buyer shall have the right to review each such delivered document. All matters shown on the Survey and exceptions listed in the Commitment which are not objected to by Buyer by delivery of written notice to the Majority Seller within the Title Objection Period shall be conclusively deemed to be acceptable to Buyer. In the event Buyer timely objects to any title exception or Survey matter ("Title Objection(s)"), the Majority Seller may, but shall not be obligated to, cure such Title Objection. In the event the Majority Seller notifies Buyer that the Sellers are unable or unwilling to cure any Title Objection, Buyer shall be deemed to have waived the Title Objections unless within five (5) days following such notice, Buyer delivers to Majority Seller written notice of its exercise of its right to terminate this Agreement. In the event that Buyer discovers any Lien on the Property or other matter relating to title to the Property that was not disclosed on the Commitment that renders title to the Property unmarketable or is otherwise unacceptable to Buyer, Buyer shall notify the Majority Seller promptly, and the Majority Seller may, but shall not be obligated to have the Lien released or other matters corrected to Buyer's reasonable satisfaction. In the event the Majority Seller notifies Buyer that the Sellers are unable or unwilling to effect such release or correction prior to the Closing, Buyer shall have the right, prior to the Closing, to terminate this Agreement in accordance with Section 9.6 hereof, after which Buyer will be deemed to have waived such right.

               5.5 Brokerage Commissions. The Majority Seller on behalf of the Sellers agrees to pay to Blackrock Realty Advisors, Inc. and Goldman Sachs and Co. (collectively, the "Broker") all commissions, fees and reimbursements due to the Broker pursuant to a separate agreement among the Sellers and the Broker.

               5.6    Condemnation.  (a)         If, prior to the Closing Date,
a material part of the Property is taken by eminent domain, or the Sellers or the Partnership shall receive from any governmental authority having eminent domain power over the Property an official notice of intention to take by eminent domain proceeding a material portion of the Property, the Majority Seller shall promptly give Buyer written notice thereof and Buyer may elect to terminate this Agreement.

               (b) If, prior to the Closing Date, an immaterial part of the Property is taken or in the event of an immaterial change of legal grade, or if the Sellers shall receive an official

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



notice from any governmental authority having eminent domain power over the Property of intention to take, by eminent domain proceeding, an immaterial part of the Property, neither party shall have any right to terminate this Agreement, and the parties shall nonetheless consummate this transaction in accordance with this Agreement, without any abatement of the Purchase Price or any liability or obligation on the part of the Sellers by reason of such taking; provided, however, that the Majority Seller shall, on the Closing Date, (i) assign and remit, and Buyer shall be entitled to receive and keep, the net proceeds of any award or other proceeds of such taking which may have been collected by the Sellers as a result of such taking, or (ii) if no award or other proceeds shall have been collected, deliver to Buyer an assignment of the Sellers' right to any such award or other proceeds which may be payable to the Sellers as a result of such taking, less any reasonable expenses incurred by the Sellers in connection with or relating to such taking.

               (c) In the event that this  Agreement  is  terminated  as in this
Section 5.6 provided, the Majority Seller on behalf of the Sellers shall cause the Deposit to be returned to Buyer. Upon such return, this Agreement shall terminate and neither party hereto shall have any further rights or obligations hereunder.

               (d) For purposes hereof, a "material part" shall be deemed to mean (i) any taking by eminent domain which would reasonably be expected to reduce the aggregate useable square footage, (ii) if any tenant would be entitled to terminate or amend (in a manner which would have a material adverse effect on the lessor under the Lease) its Lease, (iii) any taking by eminent domain would reduce the aggregate usable square footage of the Property by more than five percent (5%), (iv) any access to the Property is taken or materially diminished (i.e., such taking does not provide access to a publicly dedicated street or is an impediment to traffic flow from and to the Property), or (v) parking is no longer in compliance with applicable zoning laws or any Lease.

               5.7 Casualty. If, prior to the Closing Date, all or any part of the Property is damaged by fire or other casualty, whether or not such damage affects a material part of the Property, neither party shall have the right to terminate this Agreement unless the Majority Seller's insurance adjuster determines that the damage is in excess of One Hundred Thousand and 00/100 Dollars ($100,000.00), or one of the tenants in the Property has the right to terminate or amend (in a manner which would have a material adverse effect on the lessor under the Lease) its lease as a result of the damage, and the parties shall nonetheless consummate this transaction in accordance with this Agreement, without any abatement of the Purchase Price or any liability or obligation on the part of the Sellers by reason of

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



said destruction or damage. In such event, the Majority Seller on behalf of the Sellers shall cause the Partnership or the REIT to assign over to Buyer at Closing the claim for any casualty insurance proceeds on account of said physical damage or destruction. Buyer shall have received copies of the insurance coverage and approved same and the Majority Seller covenants and agrees to cause the Partnership or the REIT to maintain such insurance through the Closing. In the event the insurance claim is approved and the Majority Seller is obligated pursuant to the terms of this Section 5.7 to make insurance monies available to Buyer, the Majority Seller shall pay to Buyer any deductible amount under the insurance policy covering the Property together with any such insurance monies. Notwithstanding anything contained herein to the contrary, in the event that the Majority Seller's insurance adjuster determines that the damage is in excess of One Hundred Thousand and 00/100 Dollars ($100,000.00), or any of the tenants in the Property has the right to terminate or amend (in a manner which would have a material adverse effect on the lessor under the lease) its Lease as a result of the damage, in lieu of the foregoing, each of Buyer and the Majority Seller (on behalf of the Sellers) shall have the right to terminate this Agreement prior to the Closing upon written notice to the other.

               5.8 Schedule 3.16 Indebtedness. Simultaneous with the Closing, the Majority Seller, on behalf of the Sellers, shall contribute to the REIT, as a capital contribution, that portion of the Purchase Price that is equal to all amounts for which the Partnership or the REIT, as applicable, is liable under the terms of the indenture with respect to the Indebtedness referred to on
Schedule 3.16 hereto (the "Schedule 3.16 Indebtedness"), to cause such amounts to be deposited in the redemption sub-account in accordance with the terms of such indenture and to cause Lender to release the Liens on the Property.


                                   ARTICLE VI

                               COVENANTS OF BUYER

               Buyer covenants and agrees with the Sellers as follows:

               6.1 Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the Persons comprising Buyer shall use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to cause the conditions to Seller's obligations to Close specified in Article VII to be satisfied and otherwise to consummate and make effective the transactions contemplated by this Agreement. Nothing contained herein will limit Buyer's

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



right to terminate this Agreement in accordance with Section 9.1 or Section 5.4(c) hereof.

               6.2    Confidentiality of Documents and Buyer
Information.

               (a) Buyer acknowledges and agrees that any and all of the Documents may be proprietary and confidential in nature and will be delivered to Buyer solely to assist Buyer in determining the feasibility of purchasing the Shares. Buyer agrees not to disclose the contents of the Documents, or any of the provisions, terms or conditions thereto, to any party outside of Buyer's organization other than Buyer's Assignee and their respective attorneys, accountants, consultants, lenders or investors (collectively, the "Permitted Outside Parties"). Buyer further agrees that within its organization, or as to the Permitted Outside Parties, the Documents shall be disclosed and exhibited only to those persons within Buyer's organization or to those Permitted Outside Parties who are responsible for determining the feasibility of the Purchase and Sale transaction contemplated hereby. Buyer's obligations hereunder shall be subject to Buyer's right to make disclosures required by law or required by governmental authorities in connection with obtaining any additional permits or approvals for the use or occupancy of the Property by Buyer. In permitting the Permitted Outside Parties to review the Documents to assist Buyer, the Sellers have not waived any privilege or claim of confidentiality with respect thereto, and no third party benefits or relationships of any kind, either express or implied, have been offered, intended or created by the Sellers and any such claims are expressly rejected by the Sellers and waived by Buyer and the Permitted Outside Parties, for whom, by its execution of this Agreement, Buyer is acting as an agent with regard to such waiver.

               (b) Buyer shall return all of the Buyer's Information to the Majority Seller on behalf of the Sellers on the first to occur of (i) such time as Buyer determines that it shall not Purchase the Shares, or (ii) such time as this Agreement is terminated for any reason.

               6.3    Inspection Obligations.

               (a) In conducting any inspections, investigations or tests of the Property and/or Documents, Buyer and its agents and representatives shall: (i) have the right to interview tenants, provided that Buyer shall not unduly disturb the tenants or interfere with their use of the Property pursuant to their respective Leases and the Majority Seller, on behalf of the Sellers, reserves the right to have the opportunity to be, and to be, present during any such interview, it being understood that Buyer shall provide the Majority Seller with reasonable prior written notice of any such interview and it shall be the

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



responsibility of the Majority Seller to make sufficient personnel and other resources available in order to accompany the Buyer and its agents on such tenant interviews; (ii) not interfere with the operation and maintenance of the Property; (iii) not damage any part of the Property or any personal property owned or held by tenant or any other person or entity; (iv) not injure or otherwise cause bodily harm to the Partnership, the REIT, the Sellers, or their respective agents, guests, invitees, contractors and employees or any tenant or any other person or entity; (v) maintain comprehensive general liability (occurrence) insurance in terms and amounts satisfactory to the Majority Seller, covering any accident arising in connection with the presence of Buyer, its agents and representatives on the Property (and shall deliver a certificate of insurance verifying such coverage to the Majority Seller prior to entry upon the Property); (vi) promptly pay when due the costs of all tests, investigations, and examinations done with regard to the Property; (vii) not permit any Liens to attach to the Property by reason of the exercise of its rights hereunder; and
(viii) fully restore the Property to the condition in which the same was found before any such inspection or tests were undertaken.

               6.4 Waiver of Claims Against Sellers Other Than the Majority Seller. Buyer will not attempt to assert any liability against Sellers, the Partnership or the REIT or their respective officers, directors, employees, agents, controlling persons or Affiliates other than the Majority Seller ("Sellers' Parties") for furnishing any information to Buyer as contemplated by this Agreement.

               6.5 REIT Classification. Buyer covenants that it will take all steps, or forbear from taking steps, necessary (including, without limitation, complying with Section 856(a)(6) of the Code) to ensure that the REIT will be classified as a real estate investment trust pursuant to Section 856 of the Code for the REIT's taxable year that begins before the Closing and ends after the Closing, which taxable year may be less than twelve (12) months.

               6.6 No Inconsistent Treatment. Buyer covenants that it will treat the transaction contemplated by this Agreement for all income tax purposes as a purchase of shares of a corporation. Buyer covenants that it will not make an election pursuant to Section 338(g) of the Code with respect to the REIT.

               6.7 REIT Taxable Income. Buyer covenants that it will take all steps necessary (including, for example, making distributions that qualify for the dividends paid deduction set forth in Section 857(b)(2)(B) of the Code) to ensure that the REIT's real estate investment trust taxable income (as defined in Section 857(b)(1) of the Code) will be reduced to zero ($0) for

                                            -27-
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



the taxable year of the REIT that begins before the Closing and ends after the Closing.

               6.8 Assignment of Purchase Agreement. Buyer covenants that prior to the Closing, Buyer shall deliver to the Majority Seller a copy of the form of Assignment of Purchase Agreement for the Majority Seller's review and approval. In the event that the Majority Seller does not approve of such form, the Majority Seller shall notify Buyer promptly of the reason(s) for the such disapproval, and Buyer shall promptly revise such form to the Majority Seller's reasonable specifications.


                                   ARTICLE VII

                              CONDITIONS TO CLOSING

               7.1 Conditions to Each Party's Obligations to Close. The respective obligations of each party to Close the transactions contemplated hereby is subject to the satisfaction or waiver of the following conditions on or before the Closing Date:

               (a) No statute, rule, regulation, executive order, decree, or injunction shall have been enacted, entered, promulgated, enforced or threatened by any court or Governmental Authority which prohibits or restricts the consummation of this Agreement or the transactions contemplated hereby;

               (b) All authorizations, approvals, consents and waivers required to be obtained from and notices and filings required to be given to or made with any Governmental Authority or third party shall have been obtained, given or made; and

               (c) All consents, approvals, orders and permits of, and registrations, declarations and filings with, any governmental authority that shall be required in order to enable either party to consummate this Agreement and the transactions contemplated hereby shall have been made or obtained.

               7.2 Further Conditions to the Sellers' Obligations to Close. The obligations of the Sellers to Close the transactions contemplated hereby is further subject to satisfaction or waiver by the Majority Seller of the following conditions on or before the Closing Date:

               (a) The representations and warranties of Buyer contained herein shall be true and correct in all material respects as of the date of Closing;

               (b) Buyer shall have performed and complied in all material respects with all agreements, obligations and conditions

                                            -28-
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



required by this Agreement to be performed or complied with by it on or prior to the Closing;

               (c) All actions, proceedings and Closing Documents of the Buyer required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall be reasonably satisfactory to counsel for each of the Sellers, and such counsel shall have been furnished with such certified copies of such corporate actions and proceedings and such other Closing Documents as it shall have reasonably requested; and

               (d) The Partnership and the REIT shall have received an acknowledgement of Lender of the transactions contemplated by this Agreement in form and substance satisfactory to the Partnership, the REIT, the Majority Seller and Buyer.

               7.3 Further Conditions to Buyer's Obligations. The obligation of Buyer to consummate this Agreement and the transactions contemplated hereby at the Closing is further subject to the satisfaction or waiver of the following conditions on or before the Closing Date:

               (a) The representations and warranties of the Sellers contained herein shall be true and correct in all material respects as of the date of Closing;

               (b) The Sellers shall have each performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing;

               (c) All actions, proceedings and Closing Documents of the Sellers required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall be reasonably satisfactory to counsel for Buyer, and such counsel shall have been furnished with such certified copies of such actions and proceedings and such other Closing Documents as it shall have reasonably requested;

               (d) The Majority Seller, on behalf of the Sellers, shall have delivered a fully executed estoppel certificate in the form of Exhibit D hereto from each of the tenants identified on Schedule 7.3; and

               (e) The Partnership and the REIT shall have received an acknowledgement of Lender of the transactions contemplated by this Agreement in form and substance satisfactory to the Partnership, the REIT, the Majority Seller and Buyer.




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


                                  ARTICLE VIII
                     SURVIVAL, INDEMNIFICATION, LIMITATIONS ON LIABILITY

               8.1 Survival. The representations and warranties of each of the parties hereto shall survive the execution and delivery hereof and the Closing, and thereafter for one year, other than the representations and warranties set forth in all Sections of Article II, Sections 3.1, 3.2(a), 3.2(b), 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, 3.11, 3.13, 3.14, 3.15, 3.16 and 3.17 of Article III,
all Sections of Article IV and Sections 6.5, 6.6 and 6.7 of Article VI (the "Specified Warranties," which shall also include the covenant in Section 5.8 hereof), which survive for the applicable statute of limitations. The agreements contained herein shall survive without limitation, unless specifically limited by the terms of any such agreement.

               8.2 The Sellers' Indemnification Obligations. Subject to the other provisions of this Article VIII, from and after the Closing until the expiration of the stated survival period, the Majority Seller shall indemnify and hold harmless Buyer and the REIT (following the Closing) and their respective officers, directors, Affiliates, partners and agents (the "Buyer Indemnified Parties") on an After-Tax Basis from and against any costs or expenses (including without limitation reasonable attorneys' fees, and the reasonable out-of-pocket expenses of testifying and preparing for testimony and responding to document and other information requests, and in connection with the enforcement of any rights hereunder, whether or not a party to such litigation), judgments, liabilities, taxes, penalties, fines, amounts paid in settlement, losses, claims and damages (collectively, "Damages"), as incurred, to the extent they relate to, arise out of or are the result of:

                (i) the breach of or any inaccuracy in any of the representations and warranties of the Sellers contained in or made pursuant to this Agreement;

               (ii) the breach or nonperformance of any agreement of the Sellers contained in this Agreement; and

              (iii) third party claims against any Buyer Indemnified Party arising out of events that occur prior to the Closing.

Notwithstanding anything contained herein to the contrary, prior to, and as a precondition to Buyer's right to make a claim for indemnification under subsection (i) above, Buyer, its officers, directors and employees of a managerial level and above shall not have had, prior to or as of the Closing, actual knowledge of the inaccuracy of any of the representations or warranties which is the subject of a claim for indemnification by Buyer, and Buyer shall deliver a written statement to the Majority Seller to that effect prior to making a claim for indemnification. Any amounts paid to the Buyer Indemnified Parties by the Majority Seller in

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



respect of the indemnification obligations set forth in this Section 8.2 shall be treated as a reduction in Purchase Price paid to the Sellers, which reduction shall be allocated pro rata among the Sellers in accordance with Exhibit A.

                8.3 The Buyer's Indemnification Obligations. Subject to the other provisions of this Article VIII, from and after the Closing until the expiration of the stated survival period, Buyer and Regency Realty Corporation, on a joint and several basis, shall indemnify and hold harmless the Sellers and their respective officers, directors, Affiliates, partners and agents, including, without limitation, with respect to a breach of Section 6.5, Quantum Realty Partners, L.P., Newsor II Corp. and Sorealt II Limited Partnership, and any constituent partners of Quantum Realty Partners, L.P, (the "Seller Indemnified Parties"), on an After-Tax Basis, from and against any Damages (for purposes of this Section 8.3 only, "Damages" shall include any Taxes owing by QRP's indirect partners as a result of Buyer's breach of Section 6.5 or Section 6.6), as incurred, to the extent they relate to, arise out of or are the result of:

                (i) the breach of or any inaccuracy in any of the representations and warranties of Buyer contained in or made pursuant to this Agreement;

               (ii) the breach or nonperformance of any covenant or agreement of Buyer contained in this Agreement;

              (iii)          Buyer's inspections or tests permitted hereunder;

               (iv) claims against any of the Seller Indemnified Parties brought by any tenant of the Property as a result of Buyer's breach of its obligation to maintain the confidential nature of any Documents or other information relative to such tenant; and

                (v)   the breach by Buyer of its obligations under
        Section 11.14 hereof.

Notwithstanding anything contained herein to the contrary, prior to, and as a precondition to the right of the Seller Indemnified Parties to make a claim for indemnification under subsection (i) above, the Majority Seller, its officers, directors and employees of a managerial level and above shall not have had, prior to or as of the Closing, actual knowledge of the inaccuracy of any of the representations or warranties which is the subject of a claim for indemnification by the Seller Indemnified Parties, and the Seller Indemnified Parties shall deliver a written statement to Buyer to that effect prior to making a claim for indemnification.

               8.4 Claims. (a) If a Seller Indemnified Party or a Buyer Indemnified Party (in each case, an "Indemnified Party")

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intends to seek indemnification  pursuant to this Article VIII, such Indemnified
Party  shall  promptly  notify  the  party(ies)   obligated  to  indemnify  such
Indemnified Party (each such party shall be referred to as an "Indemnifying Party" in such capacity), in writing, of such claim describing such claim in reasonable detail, provided, that the failure to provide such notice shall not affect the obligations of the Indemnifying Party(ies) unless and only to the extent it is actually prejudiced thereby. In the event that such claim involves a claim by a third party against the Indemnified Party which seeks Damages in an amount in respect of which indemnification pursuant to this Article VIII would be available, the Indemnifying Party shall have thirty (30) days after receipt of such notice to decide whether it will undertake, conduct and control, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and if it so decides, the Indemnified Party shall cooperate with it in connection therewith, provided, that the Indemnified Party may participate in such settlement or defense through counsel chosen by it, and provided further, that the reasonable fees and expenses of such counsel shall be borne by the Indemnified Party. The Indemnifying Party(ies) shall have the right to settle or compromise any action which it determines to undertake, conduct and control as aforesaid, provided, that it (they) first obtain the consent of the Indemnified Party(ies). The Indemnified Party shall have the right to settle any claim or action without the consent of the Indemnifying Party; but shall not thereby waive any right to indemnity therefor pursuant to this Agreement; provided that as long as the Indemnifying Party(ies) is contesting any such claim in good faith, the Indemnified Party shall not pay or settle any such claim without the consent of the Indemnifying Party (which consent shall not be unreasonably withheld).

               (b) The Indemnifying Party(ies) and the Indemnified Party shall cooperate fully in all aspects of any investigation, defense, pretrial activities, trial, compromise, settlement or discharge of any claim in respect of which indemnity is sought pursuant to this Article VIII, including, but not limited to, by providing the other party with reasonable access to employees and officers (including as witnesses) and other information.

               8.5    Limitations on Liability.
                      ------------------------
     (a) IN NO  EVENT  WILL  ANY  SELLER  OR ANY  DIRECT  OR  INDIRECT  PARTNER,
SHAREHOLDER, OWNER OR AFFILIATE THEREOF, ANY OFFICER, DIRECTOR, EMPLOYEE OR AGENT OF ANY OF THE FOREGOING OR ANY AFFILIATE OR CONTROLLING PERSON THEREOF BE LIABLE TO ANY BUYER INDEMNIFIED PARTY IN CONTRACT, TORT OR OTHERWISE WITH RESPECT TO ANY INDIRECT, CONSEQUENTIAL, SPECIAL, EXEMPLARY OR INCIDENTAL DAMAGES ARISING FROM OR RELATING TO THIS AGREEMENT OR ANY CLOSING DOCUMENT. IN NO EVENT WILL BUYER OR ANY DIRECT OR INDIRECT PARTNER, SHAREHOLDER, OWNER OR AFFILIATE THEREOF, ANY OFFICER, DIRECTOR,

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EMPLOYEE OR AGENT OF ANY OF THE FOREGOING OR ANY AFFILIATE OR CONTROLLING PERSON
THEREOF BE LIABLE TO ANY SELLER INDEMNIFIED PARTY IN CONTRACT, TORT OR OTHERWISE WITH RESPECT TO ANY INDIRECT, CONSEQUENTIAL, SPECIAL, EXEMPLARY OR INCIDENTAL DAMAGES ARISING FROM OR RELATING TO THIS AGREEMENT OR ANY CLOSING DOCUMENT.

               (b) IN ADDITION, IN NO EVENT WILL THE MAJORITY SELLER BE LIABLE TO ANY BUYER INDEMNIFIED PARTY (OTHER THAN FOR A BREACH OF THE SPECIFIED WARRANTIES) UNLESS AND UNTIL THE AGGREGATE AMOUNT OF DAMAGES FOR WHICH THE MAJORITY SELLER IS OBLIGATED TO INDEMNIFY THE BUYER INDEMNIFIED PARTIES UNDER
SECTION 8.2 EXCEEDS THE SUM OF TEN THOUSAND DOLLARS ($10,000.00), AND IN NO EVENT WILL THE MAJORITY SELLER BE LIABLE TO ANY BUYER INDEMNIFIED PARTY (OTHER THAN FOR A BREACH OF THE SPECIFIED WARRANTIES) TO THE EXTENT THAT THE AGGREGATE DAMAGES TO THE BUYER INDEMNIFIED PARTIES EXCEED THE SUM OF SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($750,000.00) AND IN ADDITION IN NO EVENT WILL THE MAJORITY SELLER BE LIABLE UNDER THIS AGREEMENT OR ANY CLOSING DOCUMENT IN EXCESS OF THE PURCHASE PRICE, AND IN NO EVENT WILL ANY SELLER OTHER THAN THE MAJORITY SELLER BE LIABLE UNDER THIS AGREEMENT OR ANY CLOSING DOCUMENT IN EXCESS OF THE PURCHASE PRICE TO BE RECEIVED BY SUCH SELLER PURSUANT TO SECTION 1.2.1 HEREOF. IN NO
EVENT WILL THE 99 SELLERS HAVE ANY LIABILITY TO ANY BUYER INDEMNIFIED PARTY UNDER THIS ARTICLE 8, AND BUYER'S RECOURSE UNDER THIS ARTICLE 8 SHALL BE LIMITED TO THE MAJORITY SELLER.


                                   ARTICLE IX

                                   TERMINATION

               9.1 Termination by Buyer During Inspection Period. If, during the Inspection Period, Buyer shall, for any reason, in Buyer's sole discretion, judgment and opinion, be dissatisfied with any aspect of the REIT, the Partnership or the Property or any item examined by Buyer pursuant to Section
5.3 above or otherwise, Buyer shall be entitled, as its sole and exclusive remedy, to terminate this Agreement by giving written notice to the Majority Seller on behalf of the Sellers on or before the expiration of the Inspection Period, whereupon this Agreement shall terminate, and upon such termination, neither the Sellers nor Buyer shall have any further obligation or liability to the other hereunder, except for the Termination Surviving Obligations. The Deposit shall be returned to Buyer in accordance with Section 9.7 below. If Buyer shall fail to timely notify the Majority Seller in writing of its option to terminate this Agreement on or before the expiration of the Inspection Period, the termination right described in this Section shall be null and void.


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               9.2 Termination as a Result of Condemnation or Casualty. If Buyer
elects to terminate this Agreement under Section 5.6 or Section 5.7, or if the Majority Seller elects to terminate this Agreement under Section 5.7, this Agreement shall terminate and the Deposit shall be returned to Buyer in accordance with Section 9.7 below. Upon such termination, neither the Sellers nor Buyer shall have any further obligation or liability to the other hereunder, except for the Termination Surviving Obligations.

               9.3    [Intentionally Omitted]

               9.4 Termination by the Sellers for Buyer's Default. In the event Buyer fails to perform its obligations pursuant to this Agreement in any material respect for any reason except the failure by the Sellers to perform hereunder, the Sellers shall be entitled as their sole and exclusive remedy, to terminate this Agreement and recover the Deposit as liquidated damages and not as penalty, in full satisfaction of claims against Buyer hereunder (excluding any non-monetary claim for breach of a Termination Surviving Obligation). The Sellers and Buyer agree that Sellers' damages resulting from Buyer's default are difficult, if not impossible, to determine, and the Deposit is a fair estimate of those damages which has been agreed to in an effort to cause the amount of said damages to be certain. Upon any termination pursuant to this Section 9.4, neither the Sellers nor Buyer shall have any further obligation or liability to the other hereunder, except for the Termination Surviving Obligations.

               9.5    Termination by Buyer for Sellers' Default.

               (a) In the event the Sellers fail to perform their obligations pursuant to this Agreement in any material respect for any reason except the failure by Buyer to perform hereunder or any condition contained in Section 7.3 is not satisfied or waived by Buyer in writing, Buyer shall have the option to elect, as its sole and exclusive remedy either to: (i) terminate this Agreement by giving the Majority Seller on behalf of the Sellers timely written notice of such election prior to or at Closing, in which case Buyer shall be entitled to receive as liquidated damages and not as a penalty, the Deposit in accordance with Section 9.7 hereof plus the sum of Two Hundred Thousand Dollars ($200,000) from the Majority Seller on behalf of the Sellers; provided, however, that such amounts shall be payable by the Majority Seller on behalf of the Sellers only if the remedy of specific performance is unavailable to Buyer; or (ii) enforce specific performance of this Agreement; provided, however, that Buyer shall be deemed to have waived its right to seek specific performance if Buyer shall fail to deliver to the Majority Seller on behalf of the Sellers written notice of its intent to file a claim or assert a cause of action for specific performance on or

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



before thirty (30) days following the scheduled Closing Date, or having given notice, fails to file a lawsuit asserting said claim of cause of action in a court of competent jurisdiction within ninety (90) days following the scheduled Closing Date, it being understood that Buyer's failure to succeed on a claim for specific performance of the terms of this Agreement, other than as a result of its failure to timely assert a cause of action therefor within the prescribed time period as aforesaid, shall not preclude Buyer's right to proceed under (i) above. Upon any termination pursuant to this Section 9.5, neither the Sellers nor Buyer shall have any further obligation or liability to the other hereunder, except for the Termination Surviving Obligations.

               (b) PRIOR TO THE CLOSING DATE, IN NO EVENT SHALL THE SELLERS, THEIR DIRECT OR INDIRECT PARTNERS, SHAREHOLDERS, OWNERS OR AFFILIATES, ANY OFFICER, DIRECTOR, EMPLOYEE OR AGENT OF ANY OF THE FOREGOING, OR ANY AFFILIATE OR CONTROLLING PERSON THEREOF HAVE ANY LIABILITY, BEYOND (i) IN THE CASE OF EACH OF THE 99 SELLERS, ITS INTEREST IN THE SHARES, AND (ii) IN THE CASE OF THE MAJORITY SELLER THE SUM OF TWO HUNDRED THOUSAND DOLLARS ($200,000.00) FOR ANY CLAIM, CAUSE OF ACTION OR OTHER LIABILITY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PROPERTY, WHETHER BASED ON CONTRACT, COMMON LAW, STATUTE, EQUITY OR OTHERWISE.

               9.6 Termination For Failure of Conditions. This Agreement may be terminated by the Sellers if on the scheduled Closing Date, the conditions to the Sellers' obligation to Close have not been fulfilled, and the Sellers are not in breach or default under this Agreement. This Agreement may be terminated by Buyer if on the scheduled Closing Date, the conditions to Buyer's obligation to Close have not been fulfilled, and Buyer is not in breach or default under this Agreement. In either case, the party whose conditions have not been fulfilled shall have the right to receive the Deposit in accordance with Section
9.7 below. Upon any termination pursuant to this Section 9.6, neither the Sellers nor Buyer shall have any further obligation or liability to the other hereunder, except for the Termination Surviving Obligations.

               9.7    Disposition of Deposit.

               In the event of a termination of this Agreement by either party, the Escrow Agent is authorized to deliver the Deposit to the party entitled thereto on or before the fifth (5th) Business Day following receipt by the Escrow Agent and the non-terminating party of written notice of such termination from the terminating party. Notwithstanding the foregoing, in the event of a dispute with regard to the right of a party to receive the Deposit, the Escrow Agent shall interplead the Deposit into a court of competent jurisdiction in Dade County, Florida. All attorneys' fees and costs and Escrow Agent's costs and expenses

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



incurred in connection with such interpleader shall be assessed against the party that is not awarded the Deposit or if the Deposit is distributed in part to both parties, then in the inverse proportion of such distribution.

               9.8 Return of Buyer's Information. Upon any termination of this Agreement, Buyer shall return the Buyer's information in accordance with Section 6.2(b) hereof.


                                    ARTICLE X

                              DEFINITIONS AND TERMS

               10.1 Specific Definitions. As used in this Agreement, the following terms shall have the meaning set forth below:

               "Affiliate" means, when used with reference to a specified Person, (i) if such Person is an individual, any member of the immediate family of such Person or any trust for the benefit of any such member of the immediate family of such Person and (ii) any Person directly or indirectly controlled by, controlling or under common control with the Person in question. The term "control" shall mean, for purposes of this definition, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The term "member of the immediate family" means, with respect to any individual, the spouse, children and grandchildren of any such individual.

               "After-Tax Basis" shall mean a basis such that any payment made or to be made pursuant to Article VIII shall be supplemented by a further payment so that the Indemnified Party receives the amount, after payment, withholding, or deduction of all federal, state and local taxes imposed on such payments, that the Indemnified Party would have received had no such taxes been paid, withheld or deducted.

               "Best of Majority Seller's Knowledge" shall mean the actual knowledge of the officers, directors and employees of a managerial level and above, of the Majority Seller and of the Archon Group.

               "Building" means any building upon any portion of the Land


               "Business Day" means any day other than a Saturday, Sunday or other day on which banks are authorized to be closed in the State of New York.


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               "Buyer's  Information"  means  the  Documents  and  those  plans, specifications, drawings, agreements, documents, reports and studies or test results, originals or copies, regarding any part of the Property furnished by the Sellers to Buyer, together with any and all studies, reports or test results regarding any part of the Property obtained by Buyer from third parties in connection with Buyer's inspection of the Property.

               "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any corresponding federal tax statute enacted after the date of this Agreement. A reference to a specific section (ss.) of the Code refers not only to such specific section but also to any corresponding provision of any federal tax statute enacted after the date of this Agreement, as such specific section or corresponding provision is in effect on the date of application of the provisions of this Agreement containing such reference.

               "Environmental Law" means the following: (i) any federal, state or local law, statute, ordinance, rule, regulation, guideline, code, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity, relating to (x) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, or (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Materials. The term Environmental Law includes, without limitation, (i) the federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the federal Water Pollution Control Act of 1972, the federal Clean Air Act, the federal Clean Water Act, the federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the federal Solid Waste Disposal Act and the federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Atomic Energy Act, the Nuclear Waste Policy Act of 1982, the federal Occupational Safety and Health Act of 1970, each as amended and as now in effect, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.


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



               "Fixtures" means all machinery, equipment and other improvements affixed to the Land or Improvements and used in connection with the operation, maintenance or occupancy of the Land or Improvements.

               "GAAP" means generally accepted accounting principles and practices consistently applied for all periods so as to properly reflect the financial condition, results of operations and changes in cash flows of any entity.

               "Governmental Authority" means any federal, state or local court, tribunal, governmental department, agency, board or commission, regulatory authority, or other governmental body, subdivision or instrumentality.

               "Hazardous  Materials"  means any  substance  presently  defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Materials includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl, and any and all of the following, including mixtures thereof: any hazardous substance, pollutant, contaminant, waste, by-product or constituent regulated under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq.; oil and petroleum products and natural gas, natural gas liquids, liquefied natural gas and synthetic gas usable for fuel; pesticides regulated under the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Section 136 et seq.; asbestos and asbestos-containing materials, PCBs and other substances regulated under the federal Solid Waste Disposal Act and the federal Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; source material, special nuclear material, by-product material and any other radioactive materials or radioactive wastes, however produced, regulated under the Atomic Energy Act or the Nuclear Waste Policy Act of 1982; chemicals subject to the OSHA Hazard Communication Standard, 29 C.F.R. ss.ss.1910.1200 et seq.; and industrial process and pollution control wastes, whether or not hazardous within the meaning of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq.

               "Improvements" means all structures, Buildings and improvements (and all Fixtures therein) located on or within the Land, including, without limitation, all parking facilities and other structures.


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



               "Indebtedness" of any Person means, at any time and without duplication, (i) all obligations of such Person for borrowed money or for the deferred purchase price of property or services (including, without limitation, all obligations, contingent or otherwise, of such Person in connection with letter of credit facilities and acceptance facilities), (ii) all obligations of such Person evidenced by bonds, notes, debentures, debt securities or other similar instruments, (iii) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all capitalized lease obligations of such Person (exclusive of capitalized lease obligations relating to furniture, fixtures and equipment used in the operation of the Property), and
(v) all obligations of another Person of a type referred to in the preceding clauses (i) through (iv) as to which such first-mentioned Person has agreed to act as surety, indemnitor, endorser, guarantor or other obligor.

               "Land" means all land directly owned in whole or in part by the Partnership on the Effective Date, as more particularly described in Exhibit B.

               "Laws" means any statutes, laws, governmental ordinances, rules, regulations, decrees, orders or requirements of any Governmental Authority.

               "Leases" means all leases and tenancies with respect to the Property, together with all amendments, modifications and renewals thereof.

               "Lender" means PW Real Estate Investments Inc. and
Goldman Sachs Mortgage Company.

               "Licenses" means all licenses, permits, certificates, approvals and authorizations issued with respect to the Property, the Partnership or the REIT.

               "Lien" means any lien, mortgage, charge, option, contractual restriction on transfer, security interest, tax lien, pledge, encumbrance, conditional sale or title retention arrangement, or any other claim against the Property or the Shares, as the case may be, or any agreement to create or confer any of the foregoing, in each case whether arising by agreement or under any statute or Law or otherwise.

               "Material Contracts" means all contracts, understandings or agreements, including the Leases, whether written or oral, to which any Partnership or the REIT is a party or by which the Partnership or the REIT or their respective

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



assets are bound (including, without limitation, employment agreements and service contracts) other than service contracts which provide for annual payments of less than Ten Thousand Dollars ($10,000.00), and which are terminable upon thirty (30) days' notice, as more particularly set forth on
Schedule 3.6(c).

               "Ordinary Course of Business" means the ordinary and prudent course of business (i) consistent with past custom and practice (including with respect to quantity and frequency) and (ii) consistent with industry standards for the maintenance and operation of properties similar in size, quality, type and location to the Property. In addition to the foregoing, the following actions shall be deemed to be in the Ordinary Course of Business: (a) actions taken with the prior written consent of the Buyer and (b) actions taken in satisfaction of the Sellers' obligations hereunder.

               "Partnership" means Tamtrail Limited Partnership, a limited partnership organized under the laws of the State of Delaware, in which the REIT owns, as of the Effective Date, a ninety-nine percent (99%) general partnership interest, and which owns, as of the Effective Date, the Property.

               "Person" shall mean any natural person, corporation, limited partnership, limited liability company, limited liability partnership, general partnership, joint stock company, joint venture, real estate investment trust, association, company, trust, bank, trust company, land trust, vehicle trust, business trust or other organization irrespective of whether it is a legal entity, or any government or agency or political subdivision thereof.

               "Property" shall mean collectively, the Land and the Improvements.

               "Taxes" means all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, service, service use, ad valorem, transfer, franchise, profits, license, lease, withholding, social security, payroll, employment, excise, estimated, severance, stamp, recording, occupation, real and personal property, gift, windfall profits or other taxes, customs, duties, fees, assessments or charges of any kind whatsoever, whether computed on a separate consolidated, unitary, combined or other basis, together with any interest, fines, penalties, additions to tax or other additional amounts imposed thereon or with respect thereto imposed by any taxing authority (domestic or foreign).

               "Tax Returns" means all federal, state, local and foreign income, franchise, sales and other tax returns for the REIT and/or the Partnership.

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




               "Termination Surviving Obligations" means the obligations of each party set forth in Sections 6.2, 6.3 and Articles VIII, IX, X and XI.

               "Treasury Regulations" means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

               10.2  Other  Definitions.  In  addition  to the terms  defined in
Section 10.1 hereof, the following terms shall have the meanings defined for such terms in the Section set forth below:

               "Actions" has the meaning set forth in Section 3.7.

               "Additional Deposit" has the meaning set forth in
Section 1.2.2.

               "Adjustment Date" has the meaning set forth in Section
1.3.

               "Affiliate Transaction" has the meaning set forth in
Section 3.3.

               "Assignment of purchase Agreement" has the meaning set forth in Section 1.4(b)((vii).

               "Assets" has the meaning set forth in Section 3.4.

               "Buyer" has the meaning set forth in the Preamble.

               "Buyer Indemnified Parties" has the meaning set forth in Section 8.2.

               "Buyer's Assignee" has the meaning set forth in Section 1.4(b)(vii).

               "Closing" has the meaning set forth in Section 1.4.

               "Closing Date" has the meaning set forth in Section
1.4.

               "Closing Documents" has the meaning set forth in
Section 1.4.

               "Commitment" has the meaning set forth in Section
5.4(b).

               "Contribution Agreement" has the meaning set forth in
Section 1.4.


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               "Damages" has the meaning set forth in Section 8.2.

               "Documents" has the meaning set forth in Section
5.3(b).

               "Deposit" has the meaning set forth in Section 1.2.2.

               "Effective Date" has the meaning set forth in Section
1.2.2.

               "Escrow Agent" has the meaning set forth in Section
1.2.2.

               "Indemnified Parties" has the meaning set forth in
Section 8.4.

               "Indemnifying Party" has the meaning set forth in
Section 8.4.

               "Initial Deposit" has the meaning set forth in Section
1.2.2.

               "Inspection Period" has the meaning set forth in
Section 5.3(a).

               "Insurance Policies" has the meaning set forth in
Section 3.11.

               "Interim Period" has the meaning set forth in Section
5.2.

               "Labor Disputes" has the meaning set forth in Section
3.9.

               "Majority Seller" has the meaning set forth in the Preamble.

               "99 Sellers" has the meaning set forth in the Preamble.

               "Organizational Documents" has the meaning set forth in
Section 3.14.

               "Permitted Outside Parties" has the meaning set forth in Section 6.2(a).

               "Property Taxes" has the meaning set forth in Section
1.3.

               "Purchase" has the meaning set forth in Section 1.1.

               "Purchase Price" has the meaning set forth in Section
1.2.

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               "QRP" has the meaning set forth in the Preamble.

               "REIT" has the meaning set forth in the First Recital.

               "Rents" has the meaning set forth in Section 1.3.6.

               "Schedule 3.16 Indebtedness" has the meaning set forth in Section 5.8.

               "Sell" has the meaning set forth in Section 1.1.

               "Sellers" has the meaning set forth in the Preamble.

               "Sellers' Parties" has the meaning set forth in Section
6.4(a).

               "Seller Indemnified Parties" has the meaning set forth in Section 8.3.

               "Shares" has the meaning set forth in Section 1.1.

               "Specified Warranties" has the meaning set forth in
Section 8.1.

               "Survey" has the meaning set forth in Section 5.4(b).

               "Tenant Receivables" has the meaning set forth in
Section 11.13.

               "Title Company" has the meaning set forth in Section
5.4(b).

               "Title Documents" has the meaning set forth in Section
5.4(b).

               "Title Objection Period" has the meaning set forth in
Section 5.4(c).

               "Title Objections" has the meaning set forth in Section
5.4(c).

               "Title Policy" has the meaning set forth in Section
5.4(b).

               "Unbilled Tenant Receivables" has the meaning set forth in Section 11.13.

               "Uncollected Tenant Receivables" has the meaning set forth in Section 11.13.

               "Utilities" has the meaning set forth in Section 1.3.


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               10.3   Singular and Plural; Exhibits and Schedules; Etc.
(a) As used in this Agreement, the singular shall include the plural and the masculine gender shall include the feminine and neuter and vice versa, as the context requires.

               (b) Words such as "herein," "hereinafter," "hereof," "hereto" and "hereunder," when used with reference to this Agreement, refer to this Agreement as a whole, unless the context otherwise requires.

               (c) The Recitals, Schedules and Exhibits annexed hereto, and the capitalized terms defined therein, are hereby incorporated by reference into the body of this Agreement as if the same were fully set forth herein.

               (d) Whenever used herein, the term "including" shall be construed to mean "including without limitation."


                                   ARTICLE XI

                  MISCELLANEOUS TERMS AND ADDITIONAL AGREEMENTS

               11.1 Amendment and Modification. This Agreement may only be amended or modified by the parties hereto, pursuant to an instrument in writing signed by Buyer and the Sellers.

               11.2 Extension; Waiver. The party entitled to the benefit of any respective term or provision hereof may (a) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto or (b) waive compliance with any obligation, agreement or condition contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party entitled to the benefits of such extended or waived term or provision. The representations, warranties and agreements of any of the parties provided for in this Agreement, and the parties' obligations hereunder, shall continue in effect notwithstanding any investigation made by the other party hereto.

               (11.3 Entire Agreement; Assignment. This Agreement (a) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof and (b) shall not be assigned, by operation of law or otherwise by a party hereto, without the prior written consent of the other parties, except that the Buyer may assign this contract to Buyer's Assignee all of its rights (including, without limitation, indemnification rights under Section 8.2) and obligations (including, without limitation, indemnification

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obligations  under  Section 8.3) and all  limitations  applicable to Buyer under this contract upon notice to the Majority Seller, on behalf of the Sellers, and the Sellers acknowledge and agree that such rights, obligations and limitations shall be applicable to, shall bind and shall run to the benefit of Buyer's Assignee, as applicable, provided that Buyer shall provide evidence satisfactory to the Majority Seller, on behalf of the Sellers, of Buyer's Assignee's ability to perform all of Buyer's obligations hereunder and to make all of Buyer's
representations   and   warranties   hereunder   for  itself,   and  to  provide
indemnification under Article VIII hereof, whereupon Buyer shall be released from all obligations and liability hereunder, except that upon any assignment of this Agreement by Buyer, any knowledge of Buyer shall be imputed to Buyer's Assignee.

               11.4 Validity. The invalidity or unenforceability of any term or provision of this Agreement in any situation or jurisdiction shall not affect the validity or enforceability of the other terms or provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

               11.5 Notices. Unless otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed given upon receipt by the other parties at the following addresses or telecopy numbers:

        If to QRP:

               The Archon Group
               600 E. Las Colinas Blvd., Suite 1900
               Irving, Texas 75039
               Attention: Wes Huff
               Tel: 214-831-2200
               Fax: 214-830-7600
               with a copy to:

               Battle Fowler LLP
               75 East 55th Street
               New York, New York 10022
               Attention: Robert J. Wertheimer, Esq.
               Tel: 212-856-7000
               Fax: 212-856-7808

        If to the 99 Sellers, to:


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               Sean C. Warren, Esq.
               General Counsel
               Soros Fund Management
               888 Seventh Avenue
               New York, New York 10106
               Tel: (212) 541-7751
               Fax: (212) 262-6300

        If to Buyer, to:

               RCC Acquisitions, Inc.
               121 West Forsyth Street, Suite 200
               Jacksonville, Florida 32202
               Attention: Mr. Robert L. Miller
               Tel: 904-356-7000
               Fax: 904-634-3428

               with a copy to:

               Rogers, Towers, Bailey, Jones & Gay
               1301 Riverplace Boulevard, Suite 1500
               Jacksonville, Florida 32207
               Attention:  William E. Scheu
               Tel: 904-398-3911
               Fax: 904-396-0663

               11.6 Governing Law. This Agreement shall be governed by the laws of the State of Florida (regardless of the laws that might otherwise govern under applicable principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

               11.7 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and shall in no way be construed to define, limit, describe, explain, modify, amplify, or add to the interpretation, construction or meaning of any provision of, or scope or intent of, this Agreement nor in any way affect this Agreement.

               11.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               11.9 Costs and Expenses. Whether or not this Agreement and the transactions contemplated hereby are consummated, and except as otherwise expressly set forth herein, all costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses; provided, that notwithstanding the foregoing:


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               (a) The  Majority  Seller,  on  behalf of the  Sellers,  shall be responsible for: (i) Sellers' legal fees, except as set forth in subsection (c) below, (ii) all amounts due to the Broker, (iii) fifty percent (50%) of any title company escrow fees, and (iv) the costs of obtaining the owner's title insurance policy with regard to the Property naming the Buyer's immediate successor to the REIT as the insured;

               (b) Except as expressly set forth herein, Buyer shall be responsible for all other costs and expenses, including, without limitation, (i) Buyer's legal fees and due diligence costs, except as set forth in subsection
(c) below and (ii) all costs associated with any update, revision or recertification, re-issuance or other modification to the Survey required by Buyer or any party other than Sellers and all costs associated with obtaining a new survey as set forth herein; and

               (c) in the event either party hereto is required to employ an attorney because any litigation arises out of this Agreement between the parties hereto, the non-prevailing party shall pay the prevailing party all reasonable fees and expenses, including attorneys' fees and expenses, incurred in connection with such litigation.

                 11.10 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its affiliates and nothing in this Agreement, express or implied, is intended by or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

                 11.11 No Waivers. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between the parties, shall constitute a waiver of any such right, power or remedy

                 11.12 Further Assurances. If any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the parties to this Agreement shall take all such necessary action.

                 11.13 Past Due Rents. (a) Rents due from tenants under Leases which are past due on the Adjustment Date and operating expenses and/or taxes payable by tenants under the Leases (collectively, "Tenant Receivables") shall be apportioned on the basis of the period for which the same is payable and if, as and when collected, as follows:

                 (i) During the period after Closing, Buyer shall deliver to the Majority Seller on behalf of the Sellers any and all (x) Rents accrued but uncollected as of the Closing

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        Date and (y) Tenant Receivables to the extent subsequently  collected by
        Buyer. Buyer shall apply undesignated rent and other income received after Closing as follows: (1) first, to payment of the current Rent and reimbursements then due for the month in which the Closing Date occurs, this amount to be apportioned between Buyer and the Sellers as set forth
        in  Section  1.3.6   hereof;   (2)  second,   to  delinquent   Rent  and
        reimbursements arising after Closing, this amount to be delivered to Buyer; (3) third, to payment of Tenant Receivables which, on the Closing Date, have not been billed or have not been determined in accordance with the provisions of the Leases (collectively, "Unbilled Tenant Receivables"), the amount of Unbilled Tenant Receivables which have accrued as of the Closing Date shall to be apportioned as of the Closing Date; and (4) thereafter, to delinquent Rents and Tenant Receivables which have been billed but have not been collected by the Sellers (collectively, "Uncollected Tenant Receivables"), arising prior to Closing, the proportionate amount due to the Sellers to be delivered to the Majority Seller on behalf of the Sellers; however, the Sellers shall have the right to pursue the collection of delinquent Rents and Tenant Receivables which accrued prior to Closing at any time for a period of nine (9) months after Closing without prejudice to the Sellers' rights or Buyer's obligations hereunder. In the event that Buyer in its sole discretion pursues the collection of Uncollected Tenant Receivables, Buyer shall do so on behalf of the Buyer and the Sellers. Any sums received by Sellers or Buyer to which the other is entitled shall be held in trust, and the party receiving the sum due the other shall remit to the other any such sums received to which the other is entitled within ten (10) Business Days after receipt thereof. The Majority Seller on behalf of the Sellers expressly agrees that if the Sellers receive any amounts after the Closing Date which are attributable, in whole or in part, to any period after the Closing Date, the Majority Seller on behalf of the Sellers shall remit to Buyer that portion of the moneys so received by the Sellers to which Buyer is entitled within ten (10) Business Days after receipt thereof. With respect to Unbilled Tenant Receivables, Buyer covenants and agrees to (A) bill the same when billable, (B) cooperate with the Sellers to determine the correct amount of operating expenses and/or taxes due and (C) use reasonable efforts to achieve the collection of the same. Notwithstanding anything contained herein to the contrary, Buyer shall have no duty to file suit to collect any amounts on behalf of the Sellers.

                (ii) If the final reconciliation or determination of operating expenses and/or taxes due under the Leases shows that a net amount is owed by the Sellers to Buyer, Buyer's pro rata portion shall be paid by the Sellers to Buyer

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



        within ten (10) Business Days of such final determination under the Leases and receipt from the tenants. If the final determination of operating expenses and/or taxes due under the Leases show that a net amount is owed by Buyer to the Sellers, Buyer shall, within ten (10) Business Days of such final determination and receipt from the tenants, remit to the Majority Seller on behalf of the Sellers, Sellers' portion of operating expenses and/or taxes for the period up to and including the Closing Date, if, as and when received. The final reconciliation shall be calculated by Buyer prior to April 1, 1998.

        (b) Any prepaid Rents shall be retained by the Sellers and the amount thereof shall be credited to Buyer at Closing.

                 11.14 Tax Matters. The following provisions shall govern the allocation of responsibility as between Buyer and the Sellers for certain tax matters following the Closing:

               11.14.1 Reporting, Payments and Audits. (a) Buyer shall cause Deloitte & Touche (Dallas) to prepare, and Buyer shall be responsible for filing or causing to be filed any federal, state, local and other Tax Returns and reports which are required to be filed by, or with respect to, the REIT for the period beginning before the Closing and ending after the Closing, provided, however, Buyer shall not file or cause to be filed any such returns and reports without the prior written consent of the Majority Seller (in this regard, the Majority Seller must receive a copy of such returns and reports at least fifteen
(15) days prior to filing). Furthermore, Buyer agrees that Buyer will not take any positions on such returns and reports that are inconsistent with the treatment of such items prior to Closing. Buyer shall be responsible for and shall pay all Taxes imposed on the REIT, if any, for the taxable year of the REIT ending after the Closing.

                   (b) (i) Buyer and the Majority Seller shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the preparation of the Tax Returns pursuant to this Section and in connection with any steps or procedures required to be undertaken in compliance with Sections 856 through 860 of the Code and the Treasury Regulations promulgated thereunder.

                  (ii) Buyer and the Majority Seller shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with any audit, litigation or other proceeding with respect to Taxes, provided, however, that all aspects of any audit, litigation or other proceeding with respect to Taxes attributable to a period ending before the Closing shall be controlled by and be the responsibility (including all attorneys' fees, court costs and disbursements) of the Majority

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



Seller on behalf of the Sellers and all aspects of any audit, litigation or other proceeding with respect to Taxes attributable to a period ending after the Closing shall be controlled by and be the responsibility (including all attorneys' fees, court costs and disbursements) of Buyer; provided, further, Buyer shall not settle any such audit, litigation or other proceeding relating to the period beginning before the Closing and ending after the Closing without the prior written consent of the Majority Seller on behalf of the Sellers, which consent shall not be unreasonably withheld.

               11.14.2 Certain Taxes. All real property transfer and other similar taxes and fees (including any penalties and interest) incurred in connection with the Sale of Shares of the REIT, if any, shall be paid by the Majority Seller, on behalf of the Sellers, when due, and the Majority Seller, on behalf of the Sellers, shall file all such necessary tax returns and other documentation with respect to all such transfer and similar taxes and fees, and, if required by applicable law, the Buyer will join in the execution of any such tax returns and other documentation at the Closing.

               11.15 Jurisdiction. (a) Any legal action or proceeding with respect to this Agreement shall be brought in the United States federal courts sitting in the State of Florida (including the appellate courts thereof) and by execution and delivery of this Agreement, each party to this Agreement hereby accepts, generally and unconditionally, the jurisdiction of the aforesaid courts. Each party to this Agreement hereby expressly and irrevocably submits the person of such party to this Agreement to the in personam jurisdiction of the foregoing courts in any suit, action or proceeding arising, directly or indirectly, out of or relating to this Agreement. To the extent permitted under applicable law, this consent to personal jurisdiction shall be self-operative and no further instrument or action, other than service of process in one of the manners specified in this Agreement or as otherwise permitted by law, shall be necessary in order to confer jurisdiction upon the person of such party to this Agreement in any such court.

                   (b) To the fullest extent permitted under applicable law, each party to this Agreement irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court referred to in this any claim that any such suit, action or proceeding has been brought in an inconvenient forum, any claim that it is not personally subject to the jurisdiction of any such court or that this Agreement or the subject matter hereof may not be enforced in or by such court.


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        IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly signed as of the date first above written.

QUANTUM REALTY PARTNERS, L.P.

        By: G. Soros Realty, Inc., as general partner

               By: ___________________________________
                   Name:
                   Title:


        By: WHQR Real Estate Limited Partnership, as general partner

            By:  WHQR Gen-Par Inc., as general partner

               By: ____________________________________
                   Name:
                   Title:


C/M:  11145.0007 465517.8

REGENCY REALTY CORPORATION, for purposes of Article VIII hereof



By_________________________________
  Name:
  Title:

RRC ACQUISITIONS, INC.



By_____________________________________
  Name:
  Title:

C/M:  11145.0007 465517.8

EACH OF THE 99 SELLERS ON THE ATTACHED SCHEDULE I

        By:

               By_________________________________
                 Name:
                 Title: Attorney-in-Fact


EACH OF THE 99 SELLERS ON THE ATTACHED SCHEDULE II


               By:______________________
                 Name:
                 Title:



C/M:  11145.0007 465517.8

                                   SCHEDULE I

1.      George Soros
2.      Susan Weber Soros
3.      Scott K.H. Bessent
4.      Walter E. Burlock, Jr.
5.      Leslie Walker
6.      Stanley Druckenmiller
7.      Fiona Druckenmiller
8.      Arminio Fraga
9.      Lucyna Fraga
10.     Gary Gladstein
11.     Robert K. Jermain
12.     Patricia Jermain
13.     David N. Kowitz
14.     Sarah Kowitz
15.     Elizabeth Larson
16.     Alec McAree
17.     Paul McNulty
18.     Dan Euele
19.     Gabe Nechamkin
20.     Beth Nechamkin
21.     Steve Okin
22.     Carolyn Okin
23.     Dale Precoda
24.     Lief Rosenblatt
25.     Melinda Rosenblatt
26.     Mark Sonnino
27.     Lyn Brillo
28.     Sean Warren
29.     Anna Eu
30.     John Zwaanstra
31.     Alexander Soros
32.     Trust for Alexander G. Soros U/A/D 4/1/82
33.     Andrea Soros
34.     Trust for Andrea Soros U/A/D 4/1/82
35.     Gregory Soros
36.     Trust for Gregory Soros U/A/D/ 4/1/82
37.     Jonathan Soros
38.     Trust for Jonathan Soros U/A/D/ 4/1/82
39.     Robert Soros
40.     Trust for Robert Soros U/A/D 4/1/82
41.     Bozsi Limited Partnership
42.     G. Soros Realty Advisors L.P.

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43.     G. Soros Realty Investors, L.P.
44.     G. Soros Realty, Inc.
45.     G. Soros Realty, L.P.
46.     George Soros 1982 Charitable Lead Trust
47.     Geosor Corporation
48.     Gladstein Family Trust
49.     GS Co-Invest, L.P.
50.     GSR Holdings, Inc.
51.     GSR Hotel Associates I, L.P.
52.     GSR Hotel Associates II, L.P.
53.     GSR Hotel Associates III, L.P.
54.     GSR Hotel Associates IV, L.P.
55.     GSR Hotel Associates V, L.P.
56.     GSR N-1 Associates, L.P.
57.     GSR Wycliffe Associates, Inc.
58.     GSR Wycliffe Associates, L.P.
59.     GSR/SAP Holdings Associates, L.P.
60.     GSR/SAP Originating Partners Associates, L.P.
61.     GSR/SAP Originating Partners, Inc.
62.     GSSG Associates, L.P.
63.     GSSG, Inc.
64.     Lupa Family Partners
65.     Lupa Properties, Inc.
66.     Pool 22 Associates, Inc.
67.     QIH Management Investor, L.P.
68.     QIH Management, Inc.
69.     SFM Advisory Holdings, L.P.
70.     SFM AH, Inc.
71.     SFM Participation L.P.
72.     Soros Family Partners, L.P.




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                                   SCHEDULE II

1.      WCB One Limited Partnership
2.      WCB Two Limited Partnership
3.      WCB Three Limited Partnership
4.      WCB Four Limited Partnership
5.      WCB Five Limited Partnership
6.      WCB Six Limited Partnership
7.      WCB Seven Limited Partnership
8.      WCB Eight Limited Partnership
9.      WCB Nine Limited Partnership
10.     WCB Ten Limited Partnership
11.     WCB Twenty-Eight Limited Partnership
12.     WCB Twelve Limited Partnership
13.     WCB Thirteen Limited Partnership
14.     WCB Fourteen Limited Partnership
15.     WCB Fifteen Limited Partnership
16.     WCB Sixteen Limited Partnership
17.     WCB Seventeen Limited Partnership
18.     WCB Eighteen Limited Partnership
19.     WCB Nineteen Limited Partnership
20.     WCB Twenty Limited Partnership
21.     WCB Twenty-One Limited Partnership
22.     WCB Twenty-Two Limited Partnership
23.     WCB Twenty-Three Limited Partnership
24.     WCB Twenty-Four Limited Partnership
25.     WCB Twenty-Five Limited Partnership
26.     WCB Twenty-Six Limited Partnership
27.     WCB Twenty-Seven Limited Partnership


C/M:  11145.0007 465517.8

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                                  Schedule 3.11

Insurance

1. General Liability and Excess Liability coverage with Aon Risk Services Inc. of CT

2. Property casualty coverage with Alexander and Alexander of Texas, Inc. Includes Business Interruption, Flood, and Earthquake coverage.

3.      Boiler coverage with Tanenbaum Harber Co. Inc.

4.      D&O -General Partners Liability coverage with Tanenbaum Harber Co. Inc.

C/M:  11145.0007 465517.8

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                                  Schedule 7.3

        A. The Majority Seller shall deliver to Buyer fully executed estoppel certificates from each of the following tenants:

               Unit 1-01     Blockbuster Videos, Inc.
               Unit 1-16     Payless Shoesource, Inc.
               Unit 1-42     Eckerd of Florida, Inc.
               Unit 1-43     Tandy Corporation
               Unit 1-45     Publix Supermarkets, Inc.
               Unit 1-46     Pet Superstore, Inc.
               Unit 1-48     Baskin Robbins USA Corporation
               Unit 1-50     Subway Restaurants, Inc.
               Unit 1-19     Lady of America

        B. The Majority Seller shall deliver to Buyer fully executed estoppel certificates from 60% of the tenants listed below based on the square footage occupied by such tenants, provided, however, that if the Majority Seller is unable to obtain estoppels from a portion of such tenants prior to the Closing Date, the Majority Seller will provide Buyer with estoppels from the Majority Seller and upon delivery of estoppels from any such tenants to Buyer, the relevant estoppel from the Majority Seller shall be deemed terminated.

               Unit 1-06     The Magic Store, Inc.
               Unit 1-08     Aldo's Surgical and Hospital Supplies, Inc.
               Unit 1-10     Armando Marquez, M.D.
               Unit 1-11     Yi Wong Corporation
               Unit 1-12     Vacant
               Unit 1-19     Berta Aedo
               Unit 1-23     Soly's Inc.
               Unit 1-24     Line Drive Colectors, Inc.
               Unit 1-25     Maria Luisa Fernandez and Jaime Amaya
               Unit 1-26     Miami Medical Services, Inc.
               Unit 1-27     A. Helena Jimenez, D.D.S.
               Unit 1-29     1-C Wholesale
               Unit 1-31     Dad's MBE, Inc.
               Unit 1-33     Raoul Besteiro and Mirella Besteiro, his wife
               Unit 1-34     Supercuts, Inc.
               Unit 1-35     Flamingo Florida Drycleaners, Inc.
               Unit 1-36     Fritanga Nica, Inc.
               Unit 1-37     Futon & More Corporation
               Unit 1-38     Tamiami Liquor Store, Inc.
               Unit 1-39     Antonio De La Luz and Zoila Guajardo
               Unit 1-40     Electrolux Corporation
               Unit 1-41     Coral Way Locksmith, Corporation

C/M:  11145.0007 465517.8

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               Unit 1-44     EFNIPRAM, Inc.
               Unit 1-47     Pizza Hut of Titusville, Inc.

C/M:  11145.0007 465517.8

                           PURCHASE AND SALE AGREEMENT

                                     between

                          QUANTUM REALTY PARTNERS, L.P.


                                       and

                                99 OTHER SELLERS



                                       and




                             RRC ACQUISITIONS, INC.


                            Dated as of: May 12, 1997






C/M:  11145.0007 465517.8

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                                TABLE OF CONTENTS


                                    ARTICLE I

                          PURCHASE AND SALE TRANSACTION
     1.1          Purchase and Sale of Shares...............................  1
                  ---------------------------
     1.2          Purchase Price............................................  1
                  --------------
     1.3          Purchase Price Adjustments................................  3
                  --------------------------
     1.4          Closing...................................................  5
                  -------

                                   ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF EACH OF THE SELLER
     2.1          Ownership of Shares; Title................................  7
                  --------------------------
     2.2          Authority.................................................  7
                  ---------
     2.3          Consents and Approvals; No Violations.....................  8
                  -------------------------------------
     2.4          Disclaimer of Warranties..................................  8
                  ------------------------

                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF THE MAJORITY SELLER
                     -----------------------------------------------------
     3.1          Organization; Etc.........................................  9
                  ------------------
     3.2          Ownership of the Shares and the Partnership; the Property.  9
                  ---------------------------------------------------------
     3.3          Affiliate Transactions.................................... 10
                  ----------------------
     3.4          Title to Assets........................................... 10
                  ---------------
     3.5          Tax Matters............................................... 11
                  -----------
     3.6          Material Contracts........................................ 12
                  ------------------
     3.7          Litigation................................................ 13
                  ----------
     3.8          Employee Benefit Plans; ERISA..............................13
                  -----------------------------
     3.9          Labor Relations; Employees.................................13
                  --------------------------
     3.10         Environmental Compliance...................................14
                  ------------------------
     3.11         Insurance..................................................14
                  ---------
     3.12         Notice of Assessments, Reassessments.......................14
                  ------------------------------------
     3.13         Brokers and Finders........................................14
                  -------------------
     3.14         Organizational Documents...................................14
                  ------------------------
     3.15         Licenses...................................................15
                  --------
     3.16         Indebtedness...............................................15
                  ------------
     3.17         Absence of Inducement......................................15
                  ---------------------
     3.18         No Unpaid Bills............................................16
                  ---------------
     3.19         No Notice of Condemnation..................................16
                  -------------------------
     3.20         Leases and Tenants.........................................16
                  ------------------

                                   ARTICLE IV

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                     REPRESENTATIONS AND WARRANTIES OF BUYER
     4.1          Organization; Etc..........................................16
                  ------------------
     4.2          Authority..................................................16
                  ---------
     4.3          Consents and Approvals; No Violations......................17
                  -------------------------------------
     4.4          Brokers and Finders........................................17
                  -------------------
     4.5          Investment Intent..........................................17
                  -----------------
     4.6          Litigation.................................................17
                  ----------
     4.7          Absence of Inducement......................................18
                  ---------------------

                                    ARTICLE V

                   COVENANTS OF THE MAJORITY SELLER ON BEHALF OF THE SELLERS
                   ---------------------------------------------------------
     5.1          Reasonable Efforts.........................................18
                  ------------------
     5.2          Conduct of Business Pending Closing........................19
                  -----------------------------------
     5.3          Inspection Period. ........................................21
                  -----------------
     5.4          Survey and Title Commitment................................22
                  ---------------------------
     5.5          Brokerage Commissions......................................23
                  ---------------------
     5.6          Condemnation...............................................23
                  ------------
     5.7          Casualty...................................................24
                  --------
     5.8          Schedule 3.16 Indebtedness.................................25
                  --------------------------

                                   ARTICLE VI

                               COVENANTS OF BUYER
     6.1          Reasonable Efforts.........................................25
                  ------------------
     6.2          Confidentiality of Documents and Buyer Information.........26
                  --------------------------------------------------
     6.3          Inspection Obligations.....................................26
                  ----------------------
     6.4          Waiver of Claims Against Sellers Other Than the Majority
                    Seller...................................................27
                  ---------------------------------------------------------
     6.5          REIT Classification....................................... 27
                  -------------------
     6.6          No Inconsistent Treatment................................. 27
                  -------------------------
     6.7          REIT Taxable Income....................................... 27
                  -------------------
     6.8          Assignment of Purchase Agreement.......................... 28
                  --------------------------------

                                   ARTICLE VII

                              CONDITIONS TO CLOSING
     7.1          Conditions to Each Party's Obligations to Close........... 28
                  -----------------------------------------------
     7.2          Further Conditions to the Sellers' Obligations to Close... 28
                  -------------------------------------------------------
     7.3          Further Conditions to Buyer's Obligations................. 29
                  -----------------------------------------

                                  ARTICLE VIII
                      SURVIVAL, INDEMNIFICATION, LIMITATIONS ON LIABILITY
     8.1          Survival.................................................. 30
                  --------
     8.2          The Sellers' Indemnification Obligations.................. 30
                  ----------------------------------------

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     8.3          The Buyer's Indemnification Obligations................... 31
                  ---------------------------------------
     8.4          Claims.................................................... 31
                  ------
     8.5          Limitations on Liability.................................. 32
                  ------------------------

                                   ARTICLE IX

                                   TERMINATION
     9.1          Termination by Buyer During Inspection Period............. 33
                  ---------------------------------------------
     9.2          Termination as a Result of Condemnation or Casualty....... 34
                  ---------------------------------------------------
     9.3          [Intentionally Omitted]................................... 34
     9.4          Termination by the Sellers for Buyer's Default............ 34
                  ----------------------------------------------
     9.5          Termination by Buyer for Sellers' Default................. 34
                  -----------------------------------------
     9.6          Termination For Failure of Conditions..................... 35
                  -------------------------------------
     9.7          Disposition of Deposit.................................... 35
                  ----------------------
     9.8          Return of Buyer's Information............................. 36
                  -----------------------------

                                    ARTICLE X

                              DEFINITIONS AND TERMS
     10.1         Specific Definitions...................................... 36
                  --------------------
     10.2         Other Definitions......................................... 41
                  -----------------
     10.3         Singular and Plural; Exhibits and Schedules; Etc.......... 44
                  -------------------------------------------------

                                   ARTICLE XI

                  MISCELLANEOUS TERMS AND ADDITIONAL AGREEMENTS
     11.1         Amendment and Modification................................ 44
                  --------------------------
     11.2         Extension; Waiver......................................... 44
                  -----------------
     (11.3        Entire Agreement; Assignment.............................. 44
                  ----------------------------
     11.4         Validity.................................................. 45
                  --------
     11.5         Notices................................................... 45
                  -------
     11.6         Governing Law............................................. 46
                  -------------
     11.7         Descriptive Headings...................................... 46
                  --------------------
     11.8         Counterparts.............................................. 46
                  ------------
     11.9         Costs and Expenses........................................ 46
                  ------------------
     11.10        Parties in Interest....................................... 47
                  -------------------
     11.11        No Waivers................................................ 47
                  ----------
     11.12        Further Assurances........................................ 47
                  ------------------
     11.13        Past Due Rents............................................ 47
                  --------------
     11.14        Tax Matters............................................... 49
                  -----------
     11.15        Jurisdiction.............................................. 50
                  ------------



C/M:  11145.0007 465517.8

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EXHIBITS:

Exhibit A - Purchase Price Allocation

Exhibit B - Land

Exhibit C - Documents

Exhibit D - Form of Estoppel Certificate


SCHEDULES:

Schedule 2.1 Schedule 2.3 Schedule 3.2 Schedule 3.5 Schedule 3.6(a) Schedule 3.6(b) Schedule 3.6(c) Schedule 3.7 Schedule 3.8 Schedule 3.9 Schedule 3.10
Schedule  3.11  Schedule 3.13 Schedule 3.14 Schedule 3.15 Schedule 3.16 Schedule
5.2 Schedule 7.3 Schedule I Schedule II



C/M:  11145.0007 465517.8

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                                    Exhibit A

                            Purchase Price Allocation

QRP: 1%
99 Sellers: Aggregate of .02579%
QRP: 98.97421%


C/M:  11145.0007 465517.8

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                                    Exhibit B

See attached description of the Land.


C/M:  11145.0007 465517.8

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                                    Exhibit C

1.  Charter documents for the REIT
2.  Bylaws of the REIT
3.  Most recent financial statements for the REIT
4.  Most recent tax returns for the REIT
5.  Partnership Agreement for the Partnership
6.  Most recent financial statement for the Partnership
7.  Most recent tax returns for the Partnership
8.  Most recent financial statements for QRP II Limited Partnership
9.  Current rent roll for the Property
10. All Leases, subleases, payment history and correspondence related to the Property
11.  Operating statements for 1994, 1995 and 1996 year-to-date related to the Property
12.  Current year's property tax statements
13.  Property environmental studies
14.  Service contracts affecting the Property
15.  Property capital expenditures summary for the past 12 months
16.  Current personal property inventory for the Property
17. Certificates of occupancy, licenses, permits and governmental approvals with respect to the Property
18.  Property as-built plans and specifications, to the extent available
19. Utility bills for the last 12 months and schedule of amounts of any utility deposits 20. Schedule of security deposits and current rent billings by category
21. Current delinquency reports with explanations for amounts over $1,000 22. Three year loss history 23. Year to date financials and detailed general ledger
24. 1996 expense recovery reconciliation 25. Copy of existing title insurance policy 26. Available inspection reports (environmnetal, building) 27 Summary of tenant contacts with both local and national addresses and phone numbers; store numbers 28. Tax plat map


C/M:  11145.0007 465517.8

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                                    Exhibit D

See attached Form of Estoppel Certificate

C/M:  11145.0007 465517.8